                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              TELXON CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number,
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
                                     [LOGO]

                            3330 West Market Street
                               Akron, Ohio 44333

                 NOTICE OF 1997 ANNUAL MEETING OF STOCKHOLDERS

To Our Stockholders:

    Notice is hereby given that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of Telxon Corporation (the "Company") will be held at the Ramada Plaza Hotel, 20 West Mill Street, Akron, Ohio 44308, at 10:00 A.M., E.D.T., on Wednesday, September 10, 1997, for the following purposes:

        (1) To elect three directors of the Company to hold office until the 2000 annual meeting of stockholders or until their successors are elected and qualified;

        (2) To approve amendments to the Telxon Corporation 1990 Stock Option Plan for employees;

        (3) To approve the Telxon Corporation 1997 Section 162(m)
    Performance-Based Compensation Plan for the Company's Chief Executive Officer; and

        (4) To transact such other business as may properly be brought before the meeting or any adjournment thereof.

    Only holders of record of the Common Stock of the Company at the close of business on July 18, 1997 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    Information relating to the matters to be considered at the Annual Meeting is set out in the Proxy Statement accompanying this Notice.

                                          By Order of the Board of Directors,
                                          ROBERT A. GOODMAN
                                          SECRETARY

July 29, 1997

                  PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN
                IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR
                  NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING

                      1997 ANNUAL MEETING OF STOCKHOLDERS

                                     [LOGO]

                            3330 West Market Street
                               Akron, Ohio 44333

                            ------------------------

                                PROXY STATEMENT

    The enclosed proxy is solicited on behalf of the Board of Directors of Telxon Corporation, a Delaware corporation ("Telxon" or the "Company"), for use at the 1997 Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held at the Ramada Plaza Hotel, 20 West Mill Street, Akron, Ohio 44308, at 10:00 A.M., E.D.T., on Wednesday, September 10, 1997. Only holders of record of the Company's Common Stock, par value $.01 per share (the "Common Stock"), on July 18, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the close of business on that date, the Company had 15,669,350 shares of Common Stock (each, a "Share") outstanding. This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about July 30, 1997.

                         VOTING RIGHTS AND REQUIREMENTS

    The Company's Restated Certificate of Incorporation (the "Charter") provides that stockholders are entitled to one vote for each Share held, except that in the election of directors each stockholder has cumulative voting rights and is entitled to as many votes as equal the number of Shares held multiplied by the number of directors to be elected (three), all of which votes may be cast for a single nominee or distributed among any or all of the nominees. All votes represented by proxy will be cast for the three nominees named herein unless authorization to do so is withheld by a stockholder. Proxies cannot be voted for more nominees than the number of directors to be elected (three).

    Any person signing a proxy in the form accompanying this Proxy Statement has the power to revoke such proxy prior to the closing of the polls at the Annual Meeting or any adjournment thereof. A proxy may be revoked by timely delivery to Harris Trust and Savings Bank, as Tabulating Agent for the Annual Meeting, of a writing stating that the proxy is revoked or a subsequent proxy or by attendance at the Annual Meeting and voting in person.

    A majority of the outstanding Shares, represented in person or by proxy, will constitute a quorum at the Annual Meeting. Abstentions, withheld votes and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

    Directors are elected by a plurality of the votes cast in person or by proxy at the Annual Meeting, provided a quorum is present. Votes that are withheld with respect to the election of directors are excluded from the vote and have no effect on the outcome.

    As to any matter other than the election of directors, Shares represented in person or by proxy at the Annual Meeting that the holder or the holder's proxy abstains from voting as to that matter are considered in determining the minimum number of shares required to be affirmatively voted for approval of such matter. As a result, an abstention from voting on such a matter has the same effect as a negative vote on the matter. However, broker non-votes are not counted for purposes of determining the number of Shares represented at the meeting of stockholders with respect to the particular matter for which voting instructions were not given by the beneficial owner.

    The Board of Directors does not intend to bring any business before the Annual Meeting, and knows of no other matters to be brought before the Annual Meeting, other than the matters described in this Proxy Statement. However, as to any other business that properly may be brought before the Annual Meeting, it is intended that proxies, in the form enclosed, will be voted in accordance with the judgment of the persons holding such proxies. Any such item of other business will require for its approval the affirmative vote of the holders of a majority of the Shares represented in person or by proxy at the Annual Meeting, provided a quorum is present, or such greater vote as may, in the case of amendments to the Charter or other extraordinary subject matters, be required under the Delaware General Corporation Law or the Charter.

                            1. ELECTION OF DIRECTORS

GENERAL

    At the Annual Meeting, three directors are to be elected to hold office for terms expiring at the 2000 annual meeting of stockholders. Frank E. Brick, Robert A. Goodman and Dr. Raj Reddy, the three incumbent directors whose terms expire at the Annual Meeting, have been nominated by the Board of Directors for election as such directors. The terms of the three remaining incumbent directors of the Company will continue after the Annual Meeting. The Board of Directors has determined to allow the seventh seat on the Board of Directors, of the class of directors to serve until the 1999 annual meeting of stockholders, which was held by Robert F. Meyerson, the Company's Chairman of the Board and Chief Executive Officer until his retirement from the Company on February 26, 1997, to remain vacant until a qualified successor can be identified. Under the Charter, the Board of Directors may fill vacancies on the Board without the necessity of a stockholder vote.

    The nominees elected at the Annual Meeting shall hold office until their successors have been elected and qualified. The Shares represented by the enclosed proxy will be voted for the election of each of Messrs. Brick and Goodman and Dr. Reddy unless the proxy is marked so as to withhold authority to vote for one or more of such nominees. The Company does not know of any reason why the nominees would be unable to serve. If any of the nominees is unable to serve, then the proxies may be voted for such substitute(s) as may be nominated by the Board of Directors.

VOTE REQUIRED

    Under the Delaware General Corporation Law, directors are elected by a plurality of the votes cast in person or by proxy at a meeting of stockholders.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE THREE INCUMBENT DIRECTORS NOMINATED BY THE BOARD FOR RE-ELECTION, WHICH IS DESIGNATED IN THE PROXY AS PROPOSAL 1.

INFORMATION CONCERNING NOMINEES AND CONTINUING DIRECTORS

    Set forth below as to each nominee and each continuing director are their respective principal occupations and business experience during the past five years and all positions held with the Company, including the year each first became a director of the Company.

    The following persons have been nominated for election by the stockholders as the class of directors whose term expires in 2000:

        FRANK E. BRICK, age 49, has been the Company's President since June 1996 and its Chief Executive Officer since February 1997. Mr. Brick was Chief Operating Officer of the Company from June 1996 until being named Chief Executive Officer. He had also previously served the Company as President and Chief Operating Officer, Telxon International from February 1995 to June 1996 and as Senior Executive Vice President from October 1993 to February 1995. Mr. Brick was President of

    Basicomputer Corporation (business computer sales, integration and network services; "Basicomputer") from 1985 until it was acquired in September 1993 by The Future Now, Inc. (since consolidated into Intelligent Electronics) and also served as Chief Executive Officer and a director of Basicomputer from 1988 until the acquisition. He has been a director of the Company since July 1996.

        ROBERT A. GOODMAN, age 62, has been the Company's General Counsel since 1979 and Secretary since 1983. He has been senior partner of Goodman Weiss Miller LLP, a Cleveland, Ohio law firm, since 1986. Mr. Goodman has been a director of the Company since October 1991.

        RAJ REDDY, age 60, has been Dean of the School of Computer Science, and Herbert A. Simon University Professor, at Carnegie Mellon University since July 1992. Since 1984 he had held the rank of University Professor and for eleven years prior to that time held the rank of Professor of Computer Science. He has been the Director of The Robotics Institute at Carnegie Mellon since 1980. He also serves as a consultant in the area of computer science, robotics and related disciplines. Dr. Reddy has been a director of the Company since April 1987 and Chairman of the Board of Directors since February 1997.

    The other members of the Board of Directors whose terms of office will continue after the Annual Meeting are the following:

        JOHN H. CRIBB, age 64, retired from active employment with the Company as Chairman, Telxon International in December 1996, as which he had served since January 1995. From January 1993 to January 1995 he served the Company as President, International, and from January 1990 to January 1993, as Senior Vice President, International Operations. Mr. Cribb was a Vice President of the Company and Managing Director of Telxon Limited, the Company's United Kingdom subsidiary, from 1982 to 1990. He has been a director and Vice Chairman of the Board of the Company since January 1995. His current term expires at the 1998 annual meeting.

        RICHARD J. BOGOMOLNY, age 62, retired as Chairman of the Board and Chief Executive Officer of First National Supermarkets, Inc., in January 1992, positions which he held since June 1975. Since May of 1992, Mr. Bogomolny has been a member of the Supervisory Board (board of directors) of Royal Ahold n.v., the Netherland's largest food retailer with operations also in the United States (Stop-N-Shop Cos. New England, Finast, BI-LO, Giant, Tops and Edwards), South America, Portugal, Spain, China, Thailand and the Czech Republic. For ten years prior to his retirement he was a board member of the Food Marketing Institute, the industry's international trade association. Mr. Bogomolny has been a director of the Company since August 1995, and his current term expires at the 1998 annual meeting.

        NORTON W. ROSE, age 68, has been President and principal/owner of Norton
    W. Rose & Co., Cleveland, Ohio (consulting firm) since August 1990 and has headed the Beachwood, Ohio office of Kenzer Corporation (executive search firm) since July 1997. He was Executive Vice President of Creative Art Activities, Inc. (craft kit manufacturer) from January 1994 to June 1997 and Chairman of the Board of Premier Travel (formerly Prescott Travel) from July 1991 until it was acquired by Travel One in January 1997. Mr. Rose has been a director of the Company since October 1990, and his current term expires at the 1999 annual meeting.

INFORMATION RELATING TO THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

    The Board of Directors of the Company met 15 times during the fiscal year ended March 31, 1997 ("Fiscal 1997"). Each incumbent director attended at least 75 percent of the aggregate of all meetings of the Board of Directors and the committees on which he served that were held during the year. The Board of Directors has an Audit Committee, a Compensation and Organization Committee, a Performance-Based Compensation Committee, a Stock Option and Restricted Stock Committee and a Nominating Committee.

The general function of each committee, the identity of each committee's members and the number of meetings held by each committee during Fiscal 1997 are set forth below.

    AUDIT COMMITTEE. The Audit Committee held 14 meetings during Fiscal 1997. The primary functions of the Committee are to evaluate the performance and fees of the Company's independent auditors, review the annual audit and the Company's internal accounting controls with the independent auditors, review the results of the audit with management, consult with management with respect to the Company's internal accounting controls and other operating systems, review all related party transactions on an ongoing basis and review potential conflict of interest situations where appropriate. The current members of the Audit Committee are Messrs. Bogomolny, Goodman and Rose and Dr. Reddy.

    COMPENSATION AND ORGANIZATION COMMITTEE. The Compensation and Organization Committee held seven meetings during Fiscal 1997. The primary functions of the Committee are to evaluate and improve the Company's organizational structure and staffing and to review the remuneration arrangements of the Company's senior management, other than matters over which the Performance-Based Compensation Committee and the Stock Option and Restricted Stock Committee have authority as discussed below. The current members of the Compensation and Organization Committee are Messrs. Bogomolny and Rose and Dr. Reddy.

    PERFORMANCE-BASED COMPENSATION COMMITTEE. The Performance-Based Compensation Committee held two meetings during Fiscal 1997. The primary functions of the Committee are to review the compensation to be offered to the Company's Chief Executive Officer and four other most highly compensated executive officers for compliance with, and to the extent consistent with other corporate objectives, establish and monitor the attainment of appropriate objective performance goals in order to qualify such compensation as "performance-based compensation" so that it is not subject to, the $1 million per year limitation imposed by the Section 162(m) (together with the regulations and interpretations promulgated thereunder, "Section 162(m)") of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), on the deductibility for federal income tax purposes of the compensation paid to any such officer. The current members of the Performance-Based Compensation Committee are Mr. Bogomolny and Dr. Reddy.

    STOCK OPTION AND RESTRICTED STOCK COMMITTEE. The Stock Option and Restricted Stock Committee held five meetings during Fiscal 1997. The primary function of the Committee is to administer the Company's 1990 Stock Option Plan (proposed to be amended as discussed under "2. APPROVAL OF AMENDMENTS TO THE TELXON CORPORATION 1990 STOCK OPTION PLAN -- Summary of the Employee Option Plan" below; there defined as the "Employee Option Plan"), 1992 Restricted Stock Plan (the "Restricted Stock Plan") and 1995 Employee Stock Purchase Plan, as each may be amended from time to time. The current members of the Stock Option and Restricted Stock Committee are Mr. Bogomolny and Dr. Reddy.

    NOMINATING COMMITTEE. The Nominating Committee held one meeting during Fiscal 1997. The primary function of the Committee is to advise the Company's Board of Directors as to nominees for election thereto. The current members of the Nominating Committee are Messrs. Brick and Rose. In order for a stockholder to nominate persons for election as directors at an annual meeting, the Charter requires the stockholder to submit a written recommendation to the Secretary of the Company not less than ninety days prior to the first anniversary of the date of the last annual meeting. Such recommendation must contain certain information specified in the Charter concerning the nominating stockholder and each of his or her nominees. The recommendation must also state that the nominating stockholder is on the date of such notice a stockholder of record of the Company entitled to vote generally in the election of directors and that he intends to appear in person at the meeting of the Company's stockholders at which directors are to be elected to nominate the person(s) specified in the notice of recommendation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Norton W. Rose was during Fiscal 1997 and continues to be a director and a member of the Compensation and Organization Committee and during a portion of Fiscal 1997 also served as a member of the Stock Option and Restricted Stock Committee. Premier Travel Partners ("Premier"), in which members of Mr. Rose's immediate family owned in the aggregate an approximately 11 percent interest until Premier was sold to Travel One in January 1997, had served as the Company's travel agency since January 1994 under an annually renewable contract subject to termination by either party upon written notice to the other 90 days prior to the contract's December 31 anniversary date. Premier was originally selected by the Company from among seven companies that submitted service proposals to the Company. Under the contract as in effect prior to the sale, the Company was entitled to all commissions with respect to air travel arranged by Premier for the Company, and Premier received a fixed monthly management fee plus a per transaction fee. With respect to the portion of Fiscal 1997 prior to the sale, the commissions received by the Company totaled $247,076, and the fees paid to Premier, $167,928.

    Robert A. Goodman was during Fiscal 1997 and continues to be a director and Secretary of the Company and during a portion of Fiscal 1997 served as a member and Chairman of the Stock Option and Restricted Stock Committee. During Fiscal 1997, the Company paid to the law firm of Goodman Weiss Miller LLP, of which Mr. Goodman is senior partner, $2,780,220 for legal services and $193,464 in reimbursement of expenses. It is anticipated that payments will continue to be made to said firm in the future for additional services.

COMPENSATION OF DIRECTORS

    CASH COMPENSATION. The Company's non-employee directors each receive an annual fee of $50,000 per year. The non-employee directors also receive $2,500 plus travel expenses for each day of attendance at directors' meetings ($1,250 for a telephonic meeting), and $2,500 for each Audit Committee or Compensation and Organization Committee meeting attended (either as a member thereof or at the request of the Committee), unless the Committee and the full Board meet on the same day, in which event compensation in the amount of $1,250 is paid for attendance at such committee meeting.

    During Fiscal 1997 the Audit Committee of the Board of Directors engaged Mr. Rose to act as the Committee's delegate to advise Company management by analyzing, assessing and recommending improvements to the Company's operating systems and processes and assisting in the recruitment, training and integration of personnel. The engagement anticipates a total of 90 days of service over a period ending December 31, 1997 at a fee of $3,500 per day, and in recognition of the other commitments which he must resign or forego in order to undertake the engagement, Mr. Rose will also receive a severance benefit of $150,000 payable from January through December 1998. Mr. Rose completed half of the engagement during Fiscal 1997, for which he received fees totaling $157,500.

    Mr. Brick, by reason of also being an employee of the Company, does not receive any compensation from the Company for his services as a director (see the Summary Compensation Table under "EXECUTIVE COMPENSATION" below for the compensation paid to him in his capacity as an executive officer of the Company).

    STOCK OPTIONS. Directors who are not employees of the Company or a subsidiary receive options to purchase Shares under the Company's 1990 Stock Option Plan for Non-Employee Directors, as amended (the "Director Option Plan"). Under the Director Option Plan, each independent director is automatically granted an option to purchase 25,000 Shares upon first being elected to the Board and annually thereafter is also automatically granted a 10,000 Share option during his or her continued service on the Board. Each option has a seven-year term and an option price per Share equal to the closing sales price of the Common Stock as reported on The Nasdaq National Market tier of The Nasdaq Stock Market ("Nasdaq NNM") on the trading day immediately preceding the date of grant. The initial 25,000 Share grants become exercisable in equal thirds on each of the first three anniversaries of their grant date, whereas the additional

10,000 Share grants become exercisable in full on the third anniversary of their grant date. The options terminate three months following the optionee no longer being a director of the Company, six months following death and one year following disability. Options granted under the Director Option Plan are subject to the same "change in control" provisions as apply under the Employee Option Plan described under "EXECUTIVE COMPENSATION -- Employment Agreements and Termination of Employment Arrangements" below.

    In September 1996 Dr. Reddy, in his capacity as a director and Chairman of the Board of the Company's Aironet Wireless Communication, Inc. subsidiary ("Aironet"), was also granted a stock option for the purchase of 30,000 shares of Aironet common stock at an exercise price of $1.86 per share under the Aironet 1996 Stock Option Plan for employees, directors and advisors (the "Aironet Option Plan"). To date, options for an aggregate of 1,264,500 of the total of 1,617,000 Aironet common shares authorized for issuance under the Aironet Option Plan have been granted and remain outstanding thereunder, which compares to the 8,085,000 shares of Aironet common stock currently outstanding, of which 7,276,500 are owned by the Company (see "RELATED PARTY TRANSACTIONS" below for a discussion of the Company's sale of a portion of its holdings of Aironet common stock during Fiscal 1997). As there has not been a trading market for Aironet common stock, the $1.86 per share exercise price for each of the options that has been granted to date under the Aironet Option Plan was established by the Aironet Board of Directors based on its evaluation of the financial condition and competitive position of Aironet as a subsidiary of the Company and its discussions with investment bankers, including an opinion confirming a price range consistent with the exercise price established by the Aironet Board. Due to the increase in his responsibilities to the Company upon his election as Chairman of the Telxon Board of Directors in connection with the retirement of the Company's former Chairman, Robert F. Meyerson, Dr. Reddy resigned from his positions with Aironet but will retain his Aironet stock options until their originally scheduled expiration date of September 6, 2006. See "EXECUTIVE COMPENSATION -- Employment Agreements and Termination of Employment Arrangements" below for a description of certain terms of options granted under the Aironet Option Plan.

                    REPORT OF BOARD COMPENSATION COMMITTEES
                           ON EXECUTIVE COMPENSATION

    The Compensation and Organization Committee of the Board of Directors (the "Compensation Committee") recommends, subject to the full Board's approval (except as to (i) compliance with the Section 162(m) requirements for performance-based compensation, which matters are determined by the Performance-Based Compensation Committee (the "162(m) Committee"), and (ii) stock option and restricted stock grants, which are administered by the Stock Option and Restricted Stock Committee), the compensation of the Company's executive officers. The Committee is currently composed of three independent directors. Two of the Compensation Committee's members also serve as both the
Section 162(m) Committee and the Stock Option and Restricted Stock Committee (together with the Compensation Committee and the 162(m) Committee, collectively referred to as the "Committees").

COMPENSATION POLICIES

    The Company operates in the competitive and rapidly changing environment of high technology businesses. The Committees seek to establish compensation policies that will allow the Company flexibility to respond to fluctuations in the already dynamic business environment in which it operates and competes. The Company's compensation philosophy thus is based upon the belief that achievement in this environment can only be accomplished by attracting, retaining and motivating highly energized, entrepreneurial-minded, talented, creative and goal-oriented people. To achieve this, the Company has not used a quantitative method or mathematical formula in setting elements of compensation. The Committees exercise discretion and consider all elements of executive compensation to provide the impetus and challenge for the Company's key officers, employees and associates. The Committees have access to and study a variety of surveys, reports and data which reflect compensation of executives in various industries, and particularly in the technology sector in which it operates, including its direct and indirect competitors, vendors, customers and other technology businesses from which it has attracted, and wishes to continue to attract, the highest qualified people.

    While the Committees consider such compensation data, the Committees do not attempt to establish any self-selected peer group for compensation purposes or to fix the Company's executive compensation levels at a defined percentile of any such peer group. Rather, such data forms a part of the total mix of information which each Committee evaluates in arriving at compensation decisions within their respective areas of authority deemed necessary to effectively compete for highly qualified people in the technology sector.

COMPENSATION COMPONENTS

    The Company's executive officers are compensated with a base salary together with eligibility for short-term performance bonuses and long-term incentive awards. The Committees assess past and current as well as anticipated future performance and contribution in its consideration of the total compensation package (earned or potentially available) for each executive officer.

    SALARY. The salaries of executive officers are determined by the Compensation Committee generally on the basis of one to three year employment agreements which encompass base salaries consistent with the Company's stated policy and philosophy of competing for highly qualified people in the technology sector.

    BONUS. Subject to the authority of the 162(m) Committee over those compensation components which are intended to comply with Section 162(m), the Compensation Committee reviews and approves an executive bonus plan for each fiscal year under which each executive officer is eligible for a bonus computed as a percentage of base salary, generally structured to reflect the officer's individual performance and the Company's performance in the forthcoming year. Criteria typically include revenue, profitability and stock performance, to none of which are any particular weights assigned, as well as additional, more subjective bases.

    AWARDS OF STOCK OPTIONS AND RESTRICTED STOCK. Awards of stock options and restricted stock under the Employee Option Plan and the Restricted Stock Plan are designed not only to provide additional incentive for the performance and continued employ of the individual officers, but also to more fully align their long-term interests with those of the Company and the Company's stockholders. The Stock Option and Restricted Stock Committee selects the officers to receive stock option and restricted stock awards, and determines the number of shares of each such award. The size of the grants and the frequency thereof is generally intended by the Stock Option and Restricted Stock Committee to reflect the significance of the executive's position, performance, continued tenure with the Company and anticipated contributions to its growth.

    The option program generally utilizes a three year vesting period, an eight year term and an exercise price equal to the closing market price of the underlying stock at the time of grant. These options are to provide value to the officer only to the extent that the price of the Company's Common Stock increases thereafter during the term of employ.

    The grant of restricted stock has been significantly less frequent and utilized only for those members of the executive officer group who are considered by the Stock Option and Restricted Stock Committee to be individuals upon whom the Company is most reliant for its anticipated future success and achievement. These grants typically are subject to forfeiture during a five year period, thereby providing an additional incentive to the officer to remain with the Company. No grants of restricted stock were made in Fiscal 1997.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Although the compensation philosophy and policies of the Company are applicable to all executive officers, including the Chief Executive Officer, the compensation package for Robert F. Meyerson, who served as Chief Executive Officer during Fiscal 1997 until his retirement in February 1997 included the consulting arrangements with Accipiter described in detail under "RELATED PARTY TRANSACTIONS" below, which were established under contracts negotiated following the request of the independent members of the Board of Directors in 1992 that he reduce his outside responsibilities in order to return to the Company in a full-time capacity, to function as the Chief Executive Officer and to create and implement a long-term strategic growth plan for the Company. The compensation paid to Mr. Meyerson for Fiscal 1997 as shown in the Summary Compensation Table below includes a $3,000,000 cash severance benefit paid with respect to his retirement in recognition of his dedicated leadership of and service to, and far-reaching contributions to the growth and success of, the Company since its founding, as further discussed under "EXECUTIVE COMPENSATION -- Employment Agreements and Termination of Employment Arrangements" below.

    Frank E. Brick succeeded Mr. Meyerson as Chief Executive Officer in February 1997, having served as President (which office he continues to hold) and Chief Operating Officer since June 1996. The salary and bonus paid to Mr. Brick for Fiscal 1997 as shown in the Summary Compensation below was primarily for his services as President and Chief Operating Officer insofar as, pending the finalization of a comprehensive compensation package for Mr. Brick in his new capacity as Chief Executive Officer, his compensation was not increased for the month remaining in Fiscal 1997 after his appointment to that new office. However, the 300,000 Share option granted to Mr. Brick in March 1997 more fully described in the table of Option Grants in Fiscal 1997 under "EXECUTIVE COMPENSATION -- Employee Stock Options" below was made in recognition of his increased responsibilities as Chief Executive Officer and to more strongly align his long-term interests in his new position with those of the Company and the Company's stockholders.

INTERNAL REVENUE CODE SECTION 162(m)

    Section 162(m) was added to the Internal Revenue Code by the Omnibus Budget Reconciliation Act of 1993. It limits to $1 million per year the deduction allowed to a public company for federal income tax purposes for compensation paid to its chief executive officer and four other most highly compensated executive officers. This deduction limit does not apply, however, to compensation paid under a plan that meets certain requirements for "performance-based compensation." To qualify as "performance-based," (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more "outside directors"; (c) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment.

    In order to qualify the compensation derived by its executive officers from stock options as performance-based compensation, certain amendments to the Employee Option Plan were submitted to and approved by the Company's stockholders at the 1995 annual meeting which remove compensation resulting from the exercise of stock options granted under the Plan from the Section 162(m) deduction limit, as described in more detail under "2. APPROVAL OF AMENDMENTS TO THE TELXON CORPORATION 1990 STOCK OPTION PLAN -- Summary of the Employee Option Plan". The 162(m) Committee reviews the salaries, bonuses and other forms of compensation offered to the Company's Chief Executive Officer and four other most highly compensated executive officers for compliance with Section 162(m), and in that regard has determined to seek to qualify certain of the compensation approved by the 162(m) Committee for the Company's President and Chief Executive Officer for the current fiscal year ending March 31, 1998 ("Fiscal 1998") and beyond as deductible, performance-based compensation under Section 162(m), as discussed in more detail under "3. APPROVAL OF THE TELXON CORPORATION 1997
SECTION 162(m) PERFORMANCE-BASED COMPENSATION PLAN". While it is the Company's policy to structure its incentive compensation programs to satisfy Section 162(m)'s "performance-based compensation" exception and, thus, to preserve the full deductibility of all compensation paid by the Company to its executive officers, the Committees reserve the right in their business judgment, based upon their consideration of all elements of the cost to the Company of particular compensation payments, including the potential impact of Section 162(m), and other important corporate objectives, to approve such compensation without submitting it to vote of stockholders and, thus, not qualify such compensation as deductible under Section 162(m).

        COMPENSATION AND ORGANIZATION                 PERFORMANCE-BASED COMPENSATION
                  COMMITTEE                                      COMMITTEE

       Richard J. Bogomolny, Chairman                 Richard J. Bogomolny, Chairman
                  Raj Reddy                                      Raj Reddy
               Norton W. Rose

                       STOCK OPTION AND RESTRICTED STOCK
                                   COMMITTEE

                         Richard J. Bogomolny, Chairman
                                   Raj Reddy

                             EXECUTIVE COMPENSATION

    The following table shows all annual, long-term and other compensation for services rendered to the Company in all capacities paid or awarded during each of three most recently completed fiscal years to each person who served as the Company's Chief Executive Officer for all or any portion of each such year and to the other four executive officers of the Company at the end of Fiscal 1997 who received the highest combined salary and bonus compensation during that year for those of such years during all or a portion of which each such person served as an executive officer of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG TERM
                                                                                           COMPENSATION
                                                                                              AWARDS
                                                       ANNUAL COMPENSATION           ------------------------
                                              -------------------------------------  RESTRICTED                    ALL
                                                                         OTHER          STOCK        STOCK        OTHER
                                                                        ANNUAL         AWARDS       OPTIONS      COMPEN-
NAME AND PRINCIPAL POSITION          YEAR      SALARY      BONUS    COMPEN- SATION       ($)      (SHARES)(1)   SATION(2)
---------------------------------  ---------  ---------  ---------  ---------------  -----------  -----------  -----------
Robert F. Meyerson                      1997  $ 113,654(3) $       0    $       0     $       0            0   $ 3,004,288(4)
  Chairman of the Board                 1996    120,000(3)         0            0             0      340,000         4,620
  and Chief Executive                   1995    120,000(3)         0            0             0      120,000         4,620
  Officer (retired
  February 26, 1997)

Frank E. Brick                          1997(5)   421,154   500,000            0              0(6)    500,000        8,288
  President and Chief
  Executive Officer

Kenneth W. Haver                        1997    200,000    250,000             0              0(7)     50,000        7,192
  Senior Vice President and             1996    198,177     50,000             0              0       48,000         6,207
  Chief Financial Officer               1995(8)   119,231    35,000            0         77,500(9)     17,000        1,382

James G. Cleveland                      1997    250,000    150,000             0              0       80,000         6,615
  President, North
  America Division

David D. Loadman                        1997    200,000    175,000             0              0(10)     75,000       5,688
  Senior Vice President,                                                                              60,000(11)
  Global Product and
  Systems Development

Dan R. Wipff                            1997    275,000     70,000             0              0       10,000         5,375
  President and Chief Executive         1996    277,885 12)         0            0            0       11,250         4,187
  Officer, Telxon Products              1995    399,038    186,611 13)            0           0            0        47,144

------------

 (1) Each of the options shown in this column were granted for the purchase of the indicated number of shares of Telxon Common Stock pursuant to the Employee Option Plan, except for the second entry for Mr. Loadman, which denotes an option for the purchase of common stock of the Company's Aironet subsidiary granted to him under the Aironet Option Plan. See the table of Option Grants in Fiscal 1997 below for further information regarding the stock option grants made to the named executives under both the Employee Option Plan and the Aironet Option Plan during that year.

 (2) The amounts shown are matching contributions made by the Company under its Retirement and Uniform Matching Profit Sharing Plan, except that (i) the amount shown for Mr. Meyerson for Fiscal 1997 also includes $3,000,000 paid to him by the Company in connection with his retirement as further described in footnote (4) below, and (ii) the amount shown for the fiscal year ended March 31, 1995 ("Fiscal 1995") for each of Messrs. Haver and Wipff also includes $901 and $43,389, respectively, paid pursuant to a one-time election to surrender accumulated unused vacation time.

 (3) The amount shown was paid to Mr. Meyerson exclusively for his services as Chairman, and no portion thereof represents compensation to Mr. Meyerson for his services as Chief Executive Officer. During each of Fiscal 1995 and the fiscal year ended March 31, 1996 ("Fiscal 1996"), the Company paid Accipiter Corporation $840,000 in consulting fees and $240,000 in general administrative and overhead expense reimbursement, and during the portion of Fiscal 1997 through the date of Mr. Meyerson's retirement, $770,000 in consulting fees and $295,000 in general administrative and overhead expense reimbursement, for services principally performed by Mr. Meyerson, as more fully described under "RELATED PARTY TRANSACTIONS".

 (4) The Fiscal 1997 compensation paid to Mr. Meyerson includes a $3,000,000 cash severance benefit with respect to his retirement and in recognition of his leadership and service to the Company, as further discussed under "Employment Agreements and Termination of Employment Arrangements" below. Due to such retirement, the Company also did not renew its consulting agreement with Accipiter Corporation and, in accordance with the terms of such agreement regarding the effects of non-renewal, paid Accipiter $2,520,000, as more fully described under "RELATED PARTY TRANSACTIONS".

 (5) Mr. Brick became the Company's Chief Executive Officer on February 26, 1997, having been the Company's President and Chief Operating Officer since June 1996 and served the Company in other executive capacities prior thereto. The amounts shown in the Summary Compensation Table reflect all compensation paid to Mr. Brick in all capacities in respect of Fiscal 1997.

 (6) At March 31, 1997, 20,000 of the 50,000 Shares awarded to Mr. Brick in October 1993 under the Restricted Stock Plan remained unvested, which unvested Shares had a value, based on the closing sale price per Share as reported on the Nasdaq NNM for that date, of $305,000.

 (7) At March 31, 1997, 3,000 of the 5,000 Shares awarded to Mr. Haver in July 1994 under the Restricted Stock Plan described in footnote (9) below remained unvested (1,000 of which have since vested), which unvested Shares had a value, based on the closing sale price per Share as reported on the Nasdaq NNM for that date, of $45,750.

 (8) Mr. Haver became a Senior Vice President and the Chief Financial Officer of the Company on March 26, 1995, having served the Company as other than an executive officer prior thereto. The amounts shown in the Summary Compensation Table reflect all compensation paid to Mr. Haver in all capacities in respect of Fiscal 1995.

 (9) The amount shown is the dollar value, based on the closing sale price per Share as reported on the Nasdaq NNM for the date thereof, of an award of 5,000 Shares made to Mr. Haver under the Restricted Stock Plan. The award provides for the vesting of the Shares in five 1,000 Share increments on July 17, 1995, 1996, 1997, 1998 and 1999, subject to his continued employment with the Company through the respective vesting dates. The Shares are subject to transfer restrictions, and dividends are not payable with respect thereto, prior to vesting.

(10) At March 31, 1997, 3,000 of the 5,000 Shares awarded to Mr. Loadman in July 1994 under the Restricted Stock Plan remained unvested (1,000 of which have since vested), which unvested Shares had a value, based on the closing sale price per Share as reported on the Nasdaq NNM for that date, of $45,750.

(11) Stock options for the purchase of common stock of the Company's Aironet subsidiary granted under the Aironet Option Plan to Mr. Loadman as an advisor to Aironet. For further information regarding this Aironet stock option grant to Mr. Loadman, see the table of Option Grants in Fiscal 1997 below and, in particular, footnote (8) thereto.

(12)  Includes $2,885 paid under Mr. Wipff's previous compensation arrangements.

(13) Includes $136,611 paid in connection with the July 1994 realignment of Mr. Wipff's executive responsibilities and $50,000 earned under the executive bonus plan in respect of Fiscal 1995 and paid during Fiscal 1996.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT ARRANGEMENTS

    On February 26, 1997 Mr. Meyerson announced his retirement as Chairman, Chief Executive Officer and a director of the Company. In recognition of his 25 years of leadership and service to the Company, the Board of Directors authorized payment to him of a $3,000,000 cash severance benefit. In connection with such payment, Mr. Meyerson agreed that through December 31, 2000, he will not own more than five percent of the stock, or be a director, employee or consultant, of any Company competitor in the commercial wireless and portable teletransaction solution business; induce any employee, customer or supplier to terminate or reduce their relationship with the Company; or other than in connection with any actions he may take on the Company's behalf, disclose or use any confidential Company information. The foregoing undertakings are subject to termination prior to their scheduled expiration in the event of any "change in control" of the Company which it would be required to report in its filings with the Securities and Exchange Commission, including, without limitation, (a) the acquisition by any person, entity or group of beneficial ownership of 15% or more of the combined voting power of the Company's securities in the election of directors, or (b) the directors of the Company as of the time of his retirement, or persons approved by them to succeed them, ceasing to constitute at least a majority of the Board. As part of his severance package, all of Mr. Meyerson's then outstanding stock option grants were deemed fully vested, and he will retain the right to exercise them for their respective full remaining original terms.

    Mr. Brick has an employment agreement with the Company for the three fiscal years ending March 31, 2000, at a base salary of $750,000 per year. In addition, Mr. Brick's employment agreement provides for the incentive bonuses described in the 1997 Section 162(m) Performance-Based Compensation Plan attached as Exhibit A to this Proxy Statement, which is being submitted to the stockholders for approval at the Annual Meeting in order to qualify such amounts as "performance-based compensation" fully deductible by the Company under Section 162(m) as discussed under "3. APPROVAL OF THE TELXON CORPORATION 1997 SECTION 162(m) PERFORMANCE-BASED COMPENSATION PLAN" below (there defined as the "Performance Plan"), provided that such bonuses are approved by the Company's stockholders in accordance with Section 162(m) prior to the payment thereof. The employment agreement further provides for the obtaining by the Company of at least $5 million in "split-dollar" universal life insurance on Mr. Brick to be owned and the premiums therefor paid by the Company, with the death benefit remaining after a return to the Company of the premiums paid being payable to Mr. Brick's designated beneficiaries; provided that Mr. Brick remains in the Company's employ until age 60, then, upon his retirement, the Company will be obligated to make 15 years of deferred salary continuation payments to him, from, but only from, the cash value of such policies, at such annual rate as the policies' investment earnings experience, as reflected in their then cash value, will support. In addition to the "split-dollar" arrangements, Mr. Brick or his estate is entitled to the same disability and death benefits as are extended by the Company to its executive employees generally. If Mr. Brick's employment is terminated by the Company for other than "cause", his employment agreement obligates the Company to pay a severance benefit to him equal to his base salary for the greater of 24 months or the remaining term of the agreement, as well as his basic medical insurance premiums for 18 months. A resignation by Mr. Brick following any demotion from his current offices, change in responsibilities or relocation will be deemed a termination by the Company without "cause" entitling him to the foregoing severance and insurance benefits. Mr. Brick is also entitled to the severance benefit if the employment agreement expires without renewal or extension. In the event that a "change in control" of the Company occurs of a nature which the Company would be required to report in its filings with the Securities and Exchange Commission (including, without limitation, (a) the acquisition by any person, entity or group of beneficial ownership of 15% or more of the combined voting power of the Company's securities in the election of directors, (b) liquidation of all or substantially all of the Company's assets or a merger, consolidation or reorganization in which the

Company's stockholders prior to the transaction do not own at least 50% of the voting power of the surviving entity, (c) the current directors of the Company, or persons approved by them to succeed them, ceasing to constitute at least a majority of the Board; provided that any of such foregoing events shall not constitute a "change in control" if it is approved by the affirmative vote of the directors described in clause (c)), Mr. Brick has the right within 30 days of such event to elect to terminate his employment; upon such election, Mr. Brick is entitled to a termination payment from the Company equal to 2.99 times his base salary and, to the extent that such payment and/or any other payments which he has the right to receive from the Company would constitute, alone or in the aggregate, an "excess parachute payment" under Section 280G of the Internal Revenue Code, payment by the Company of any excise tax imposed on such payments and any taxes due as the result of the Company's payment of such excise tax and other taxes, as well as the acceleration of the vesting of all then outstanding stock option grants and restricted stock awards and the ability to exercise all of his stock options for their full original terms. If the performance objectives for the Stock Price Performance component of the Performance Plan (see "3. APPROVAL OF THE TELXON CORPORATION 1997 SECTION 162(m) PERFORMANCE-BASED COMPENSATION PLAN -- Summary of the Performance Plan -- STOCK PRICE PERFORMANCE") have already been achieved as of the time of any such election by Mr. Brick to terminate his employment following a "change in control", he will be entitled to receive the amount earned with respect to such Stock Price Performance.

    Mr. Haver has an employment agreement with the Company for the three fiscal years ending March 31, 2000, at a base salary of $200,000 per year. He will also receive bonus compensation of up to $150,000 for Fiscal 1998 upon his achievement of the goals agreed to by him with the Company's Chief Executive Officer, subject to approval by the Board of Directors; his bonus compensation for subsequent fiscal years will be determined by the Board of Directors in its discretion based upon the recommendation of the Chief Executive Officer. Mr. Haver's employment agreement further entitles him or his estate to the same disability and death benefits as are extended by the Company to its executive employees generally and to severance benefits of twelve months base salary in the event that his employment is terminated by the Company for other than "cause".

    Mr. Cleveland has an employment agreement with the Company for the three fiscal years ending March 31, 2000, at a base salary of $275,000 per year. He will also receive bonus compensation of up to $200,000 for Fiscal 1998 upon his achievement of the goals agreed to by him with the Company's Chief Executive Officer, subject to approval by the Board of Directors; his bonus compensation for subsequent fiscal years will be determined by the Board of Directors in its discretion based upon the recommendation of the Chief Executive Officer. Mr. Cleveland's employment agreement further entitles him or estate to the same disability and death benefits as are extended by the Company to its executive employees generally and to severance benefits of twelve months base salary in the event that his employment is terminated by the Company for other than "cause".

    Mr. Loadman has an employment agreement with the Company for the three fiscal years ending March 31, 2000, at a base salary of $225,000 per year. He will also receive bonus compensation of up to $125,000 for Fiscal 1998 upon his achievement of the goals agreed to by him with the Company's Chief Executive Officer, subject to approval by the Board of Directors; his bonus compensation for subsequent fiscal years will be determined by the Board of Directors in its discretion based upon the recommendation of the Chief Executive Officer. Mr. Loadman's employment agreement further entitles him or his estate to the same disability and death benefits as are extended by the Company to its executive employees generally and to severance benefits of twelve months base salary in the event that his employment is terminated by the Company for other than "cause".

    Mr. Wipff has an employment agreement with the Company for the three fiscal years ending March 31, 2000, at a base salary of $275,000 per year. He will also receive bonus compensation of up to $100,000 for Fiscal 1998 upon his achievement of the goals agreed to by him with the Company's Chief Executive Officer, subject to approval by the Board of Directors; his bonus compensation for subsequent fiscal years will be determined by the Board of Directors in its discretion based upon the recommendation of the Chief Executive Officer. Mr. Wipff's employment agreement further entitles him or his estate to the same disability and death benefits as are extended by the Company to its executive employees generally and to severance benefits of twelve months base salary in the event that his employment is terminated by the Company for other than "cause".

    Each of the Employee Option Plan, Aironet Option Plan and Restricted Stock Plan under which one or more of the Company's executive officers have received a grant or award provide for the cancellation or forfeiture of then unvested stock options or restricted stock, and a limited, 30-day post-termination period for exercising his then vested stock options (generally extended to three months in the case of retirement, six months in the case of death and one year in the case of disability), in the event the recipient ceases to be employed by or an advisor to the granting or awarding entity, subject to the acceleration of vesting and/or the extension of the post-termination exercise period by the administering authority in its discretion. In the event of a "change in control" of the issuing entity, each of the Plans provides that, except as otherwise determined at the time by the board of directors of the issuing entity, all grants and awards then outstanding thereunder shall become fully vested, and the Employee Option Plan and the Aironet Option Plan further provide that, except as otherwise determined at the time by the applicable board of directors, a cash payment shall be made to the holders of outstanding options equal to the amount by which (i) the highest price paid or offered in any transaction related to the "change in control", or at which the underlying stock has traded on any securities market, within the preceding 60 days, as determined by the board, exceeds (ii) the exercise price. The Employee Option Plan and the Restricted Stock Plan define "change in control" to mean (1) the acquisition by any person, entity or group of beneficial ownership of 50% or more of the combined voting power of the issuing entity's then outstanding securities, or (2) the consummation of a transaction requiring stockholder approval and involving the sale of all or substantially all of the assets, or a merger or consolidation, of the issuing entity; the Aironet Option Plan defines a "change in control" to also include any person, entity or group acquiring 15% or more of the combined voting power of Telxon's then outstanding securities.

EMPLOYEE STOCK OPTIONS

    The following tables provide information with respect to options granted to, and exercises by, the persons indicated during Fiscal 1997 and the value of unexercised options held by such persons at the end of Fiscal 1997.

                          OPTION GRANTS IN FISCAL 1997

                                                             INDIVIDUAL GRANTS
                                  ------------------------------------------------------------------------
                                                  PERCENT OF
                                                 TOTAL OPTIONS
                                                  GRANTED TO        EXERCISE                     GRANT
                                    OPTIONS      EMPLOYEES IN        PRICE                       DATE
                                    GRANTED         FISCAL            (PER      EXPIRATION      PRESENT
NAME                              (SHARES)(1)        1997          SHARE)(2)       DATE        VALUE(3)
--------------------------------  -----------  -----------------  ------------  -----------  -------------
Robert F. Meyerson                    --              --               --           --            --

Frank E. Brick                        50,000(4)           4.7%     $   11.375      7/17/04   $     314,000
                                     150,000(5)          14.2%     $   12.500     11/25/04       1,019,100
                                     300,000(6)          28.4%     $   16.750      3/17/05       2,770,200

Kenneth W. Haver                      20,000(4)           1.9%     $   11.375      7/17/04         125,600
                                      30,000(6)           2.8%     $   16.750      3/17/05         277,020

James G. Cleveland                    50,000(7)           4.7%     $   19.625      5/24/04         539,400
                                      30,000(6)           2.8%     $   16.750      3/17/05         277,020

David D. Loadman                      50,000(7)           4.7%     $   19.625      5/24/04         539,400
                                      25,000(6)           2.4%     $   16.750      3/17/05         230,850
                                      60,000(8)           4.2%(8)  $    1.860(8)     4/1/05       (9)

Dan R. Wipff                          10,000(6)           0.9%     $   16.750      3/17/05          92,340

------------

(1) Each of the options shown in this column was granted under the Employee Option Plan for the purchase of the indicated number of shares of Telxon Common Stock, except that, as further explained in footnote (8) below, the third option listed for Mr. Loadman is for the purchase of common shares of the Company's Aironet subsidiary granted to him under the Aironet Option Plan. For a description of the Employee Option Plan and the terms and conditions on which stock options are granted thereunder, see "2. APPROVAL OF AMENDMENTS TO THE TELXON CORPORATION 1990 STOCK OPTION PLAN -- Summary of the Employee Option Plan" below.

(2) The exercise price for each option, granted under the Employee Option Plan except for the third option listed for Mr. Loadman, which was granted under the Aironet Option Plan at the exercise price shown as explained in footnote
    (8) below, is equal to the closing sale price for the Common Stock as reported on the Nasdaq NNM for the last trading day prior to the grant date specified in the footnote corresponding to the grant in the second column.

(3) Present value of the option as of the date of its grant, calculated using the Cox-Ross-Rubenstein binomial variation of the Black-Scholes option valuation model under the following assumptions: (a) based upon the Company's review, in connection with the preparation of its initial financial statement disclosures under Financial Accounting Standards No. 123, of historical data concerning the exercise by employees of options for Shares granted under the Company's stock option plans and survey data concerning the experience of other companies, an executive may typically be expected to hold an option with a stated term of eight years (as in the case of each of the options granted to the named officers under the Employee Option Plan during Fiscal 1997 shown in the above table) for five years prior to exercise; (b) a stock price volatility of 56.22% (based on the changes in the market price for Shares over the five fiscal year period preceding the fiscal year of grant, which period corresponds to the expected holding period assumed in (a) above); (c) interest rates (based on the published yield as of each grant date of Treasury Strips maturing as of the end of such assumed holding period):

GRANT DATE     INTEREST RATE
-----------  -----------------
    5/24/96           6.39%
    7/17/96           6.59%
   11/25/96           5.88%
    3/17/97           6.52%;

    and (d) a continuation of the $0.01 per Share annual dividend historically paid by the Company.

(4) The option becomes exercisable as to one-third of the underlying shares on a cumulative basis on each of the first three anniversaries of its July 17, 1996 grant date.

(5) The option was exercisable as to one-third of the underlying shares upon grant and becomes exercisable as to one-half of the remaining two-thirds of the underlying shares on a cumulative basis on each of the first two anniversaries of its November 25, 1996 grant date.

(6) The option becomes exercisable as to one-third of the underlying shares on a cumulative basis on each of the first three anniversaries of its March 17, 1997 grant date.

(7) The option becomes exercisable as to one-fifth of the underlying shares on a cumulative basis on each of the first five anniversaries of its May 24, 1996 grant date.

(8) In addition to the first two option grants shown in this table for Mr. Loadman, which are for the purchase of Telxon Common Stock that were granted to him under the Employee Option Plan as a Company employee, during Fiscal 1997 an option to purchase 60,000 shares of common stock of the Company's Aironet subsidiary was granted under the Aironet Option Plan to Mr. Loadman as an advisor to Aironet. The percentage shown in the third column is that which the grant to Mr. Loadman represents of the total number of options granted to all Aironet employees, directors and advisors during Fiscal 1997. Mr. Loadman's option was exercisable as to one-third of the underlying shares upon grant, becoming exercisable as to one-half of the remaining two-thirds of the underlying shares on a cumulative basis on August 30, 1997 and 1998, has an exercise price of $1.86 per share and expires April 1, 2005, subject to earlier termination in the event Mr. Loadman ceases to serve as an advisor to Aironet. For further information regarding the Aironet Option Plan, including the determination of the exercise price for the options granted thereunder, see "EXECUTIVE COMPENSATION -- Employment Agreements and Termination of Employment Arrangements" above as well as the discussion under "ELECTION OF DIRECTORS -- Compensation of Directors -- STOCK OPTIONS" above regarding the stock option also granted under the Aironet Option Plan to Dr. Reddy as an Aironet director.

(9) Insofar as there has not been a trading market for Aironet common stock or history of exercises under the Aironet Option Plan, there is no basis upon which to calculate a meaningful grant date present value for this option of Mr. Loadman as has been provided with respect to each of the Telxon stock options granted under the Employee Option Plan. The Securities and Exchange Commission rules regarding the valuation and disclosure of option grants to executive officers also recognize as an alternative valuation measure the potential realizable value (potential future market value (there is no assurance as to if or when a trading market may develop for Aironet stock so as to enable the realization of that value, and even if a trading market does develop, the value then realizable may differ materially from the calculated amounts based on the market performance of the stock and on market conditions generally) in excess of the exercise price) based upon an assumed appreciation in the value of the underlying shares from the value determined by the Aironet Board of Directors as of the date of grant to the end of the option term calculated based on that starting value at compounded annualized rates of five and ten percent; using that alternative method, Mr. Loadman's Aironet stock option would have a potential realizable value, at the assumed five percent appreciation rate, of $58,093, and at the assumed ten percent appreciation rate, of $141,579.

                   AGGREGATED OPTION EXERCISES IN FISCAL 1997
                                      AND
                         FISCAL YEAR-END OPTION VALUES

                                                                           FISCAL YEAR-END
                           EXERCISES DURING FISCAL    ----------------------------------------------------------
                                     1997
                          --------------------------     NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                             SHARES                            OPTIONS(2)             IN-THE-MONEY OPTIONS(3)
                           ACQUIRED ON      VALUE     ----------------------------  ----------------------------
NAME                        EXERCISE     REALIZED(1)  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
------------------------  -------------  -----------  ------------  --------------  ------------  --------------
Robert F. Meyerson             --            --           414,985         --         $  116,794         --

Frank E. Brick                 --            --           100,000        450,000     $  331,250    $    468,750

Kenneth W. Haver               --            --            37,332         87,668     $   44,750    $     80,500

James G. Cleveland             --            --            45,998        114,002     $   91,500    $      2,000
David D. Loadman               --            --            42,829        108,861     $   46,175    $      5,000
                               --            --            20,000(2)       40,000(2)     (4)           (4)

Dan R. Wipff                    30,000   $   292,500       17,500          17,500   $    73,906        --

------------

(1) Excess of the closing price for the Common Stock as reported on the Nasdaq NNM for the last trading day prior to the date of exercise over the exercise price, multiplied by the number of Shares acquired upon exercise.

(2) Each of the options shown in this column was granted under the Employee Option Plan for the purchase of the indicated number of shares of Telxon Common Stock, except that the second row of information for Mr. Loadman relates to options for the purchase of common shares of the Company's Aironet subsidiary granted to him under the Aironet Option Plan.

(3) Aggregate fair market value, based on the amount by which the closing sale price for the Common Stock as reported on the Nasdaq NNM for March 31, 1997 exceeded the exercise price, of all unexercised "in-the-money" (fair market value per Share in excess of exercise price) options then held.

(4) Insofar as there has not been a trading market for Aironet common stock, there is no appropriate basis upon which to calculate the value of Mr. Loadman's Aironet stock option as of the end of Fiscal 1997. See footnote
    (8) of the table of Option Grants in Fiscal 1997 above for further information regarding Mr. Loadman's Aironet stock option.

                           RELATED PARTY TRANSACTIONS

    On February 26, 1997, Robert F. Meyerson retired as Chairman, Chief Executive Officer and a director of the Company. He had served as Chief Executive Officer since being asked to accept that position in October 1992 by the Company's independent directors and had also previously held that position from 1979 to 1985. During the intervening 1985 to 1992 period, Mr. Meyerson had continued to assist the Company in the more limited role of Chairman. The Summary Compensation Table under "EXECUTIVE COMPENSATION" above sets forth the salary paid to Mr. Meyerson for his services as Chairman during Fiscal 1997 until his retirement. Mr. Meyerson had received that same annual rate of salary as Chairman since September 1989 and was throughout a director of the Company.

    The Company's consulting arrangements, described below, with Accipiter Corporation ("Accipiter"), a consulting firm owned by Mr. Meyerson's wife, were in lieu of any other compensation to Mr. Meyerson in his capacity as Chief Executive Officer of the Company. These arrangements were approved by the full Board of Directors (Mr. Meyerson abstaining) in order to secure Mr. Meyerson's full-time services for the Company in connection with his reassumption of the office of Chief Executive Officer in October 1992. Mr. Meyerson's obligations to the Company under the revised consulting arrangements constituted a full-time personal commitment by Mr. Meyerson. Accipiter provided various consulting services to the Company under a series of contracts which commenced during the fiscal year ended March 31, 1988.

    The Company's January 18, 1993 consulting contract with Accipiter, the stated term of which expired March 31, 1996, required Accipiter's services to the Company to be principally performed by Mr. Meyerson and included all services that would customarily be performed by a Chief Executive Officer of a public company of the Company's size and character. The contract further provided for Accipiter to receive a $2,520,000 liquidation benefit (three years' consulting fee) in certain events, including a failure by Telxon to extend the agreement beyond March 31, 1996. During their discussions of new contractual arrangements with Accipiter and/or Mr. Meyerson, the parties continued to perform under the terms of the 1993 contract during Fiscal 1997 up until the time of Mr. Meyerson's retirement, for which Accipiter received $770,000 in consulting fees and $295,000 in general administrative and overhead expense reimbursement. Due to Mr. Meyerson's retirement, the Company did not renew its consulting agreement with Accipiter and, accordingly, paid Accipiter the non-renewal payment under the continued contract. Prior to making the non-renewal payment to Accipiter, the Company made advances aggregating $1,400,000 to Accipiter during Fiscal 1997 which bore interest at eight percent per annum until the March 1997 repayment in full of the advances and the $23,014 in interest accrued thereon.

    As part of its five-year plan, Telxon 2000, announced in August 1995, the Company established a program providing key employees and advisors with a long-term, entrepreneurial incentive opportunity to purchase stock in its technology subsidiaries, thereby more closely aligning their objectives with the long-term goals of the Company. Such investments are subject to certain risks and restrictions and are based on outside opinions of the issuing subsidiary's market value. During Fiscal 1996 the Company sold shares of common stock in its Metanetics Corporation subsidiary ("Metanetics") under the program at a price equal to that paid in a contemporaneous sale negotiated at arm's length with an unaffiliated investor. Certain of those program purchases were made with loans approved by the Telxon Board of Directors in the following principal amounts, due September 30, 1997, bearing interest at eight percent per annum and secured by the stock purchased with the loan proceeds, which loans remain outstanding in full: $279,987 to Accipiter and $16,618 to Frank E. Brick, the Company's President and Chief Executive Officer and a director. The largest amounts of indebtedness under these loans (principal plus accrued interest) outstanding during Fiscal 1997 were $302,447 for Accipiter and $17,951 for Mr. Brick and with additional interest increased at June 30, 1997 to $308,032 for Accipiter and $18,282 for Mr. Brick. During Fiscal 1997, the Company provided loan financing to Accipiter II, Inc., a corporation owned jointly by Mr. Meyerson and his wife, in connection with its purchases of Metanetics common stock from two prior, unaffiliated Metanetics stockholders. The loans to Accipiter II, in the principal amounts of $449,255 and $500,000 which were made on September 30, 1996 and December 11, 1996, respectively, and remain outstanding in full, each are due on the third anniversary of their respective making, bear interest at eight percent per annum and are secured by the stock purchased with the loan proceeds. The largest aggregate amount of such indebtedness owed by Accipiter II during Fiscal 1997 (principal plus accrued interest) was $978,971 and with additional interest increased to $997,903 at June 30, 1997. Accipiter and Accipiter II own an aggregate of 28.8%, Mr. Brick owns 0.8%, and the Company continues to own 51.5%, of Metanetics' outstanding common shares.

    In accordance with the program, the Company's Board of Directors authorized a Fiscal 1997 sale to Telantis Capital, Inc., a corporation owned by Mr. Meyerson, of 808,500 shares, or ten percent, of the common stock of the Company's Aironet subsidiary. The Company continues to own the remaining 7,276,500 of Aironet's outstanding common shares. The purchase price for the Aironet shares of $1.86 per share, or $1,503,810 in the aggregate, was established by the Telxon Board based on its evaluation of the financial condition and competitive position of Aironet as a subsidiary of the Company and its discussions with investment bankers, including an opinion confirming a price range consistent with the established purchase price. The per share purchase price is the same as the exercise price established by the Aironet Board of Directors for the options granted to date under the Aironet Option Plan as discussed under "ELECTION OF DIRECTORS -- Compensation of Directors -- Stock Options" above. Telantis Capital paid for the shares with a promissory note payable to the Company in principal amount equal to the full purchase price, due March 31, 2000, bearing interest at six percent per annum and secured by the stock purchased with the note proceeds. The indebtedness under the promissory note remains outstanding and at June 30, 1997 totaled $1,526,305 (principal plus accrued interest).

    During Fiscal 1997, the Board of Directors approved personal loans to Mr. Meyerson of $250,000 in April 1996 and $100,000 in June 1996. The loans bore interest at eight percent per annum, and the largest amount of such indebtedness outstanding during Fiscal 1997 was $365,956 (principal and accrued interest) at the time the loans were paid off in March 1997.

    On December 3, 1993, and January 5, 1994, Mr. Brick received loans of $75,985 and $58,000, respectively, from the Company, for his use in payment of withholding and estimated tax obligations incurred with respect to the 25,000 Share portion of the 50,000 Shares awarded to him in October 1993 under the Restricted Stock Plan with respect to which he had elected under the applicable regulations under the Internal Revenue Code to be taxed as of the time of the award. The loans are secured by the restricted stock and bear interest at two percent in excess of the prime rate, adjusted quarterly. On January 2, 1997, Mr. Brick borrowed an additional $30,932 from the Company for his use in the payment of his tax obligations with respect to 5,000 additional Shares of his restricted stock award which vested during Fiscal 1997 but were not included in his earlier tax election. The largest aggregate amount of indebtedness (principal and accrued interest) outstanding during Fiscal 1997 under the three tax loans was $227,321. Mr. Brick repaid the tax loans in full in July 1997.

    For information concerning the legal fees paid and expenses reimbursed to Goodman Weiss Miller LLP, of which Robert A. Goodman, one of the Company's directors and its Secretary, is senior partner, and concerning payments to Premier Travel Partners, which through December 1996 was 11 percent owned by members of the family of Norton W. Rose, also a Company director, see "ELECTION OF DIRECTORS -- Compensation Committee Interlocks and Insider Participation".

                            STOCK PERFORMANCE GRAPH

    The following graph is a comparison of the cumulative total returns during the five fiscal year period ended March 31, 1997 for the Company, the S&P 500 Index and the S&P High-Tech Composite Index assuming an initial investment of $100 and the reinvestment of all dividends when received. The information presented should not be interpreted as being necessarily indicative of future performance.

                          TOTAL RETURN TO SHAREHOLDERS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            TELXON CORPORATION     S&P 500 INDEX      S&P HIGH-TECH COMPOSITE INDEX
1992                     $100.00           $100.00                            $100.00
1993                       41.28            115.23                             109.88
1994                       52.16            116.93                             129.24
1995                       61.49            135.13                             163.55
1996                       87.89            178.51                             220.81
1997                       63.11            213.89                             298.49

              COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth information concerning the one person known to the Company to be the beneficial owner of more than five percent of the outstanding Shares of the Company.

                                                  SHARES BENEFICIALLY OWNED
              NAME AND ADDRESS                 -------------------------------
             OF BENEFICIAL OWNER                  NUMBER       PERCENTAGE(1)
---------------------------------------------  ------------  -----------------
Strong Capital Management, Inc.(2)                1,190,800(3)           7.8%
  100 Heritage Reserve
  Menomonee Falls, Wisconsin 53051

------------

(1) Computed based upon the 15,608,926 Shares outstanding as of June 30, 1997.

(2) In February 1997 the Company received a copy of the Schedule 13G then jointly filed with the Securities and Exchange Commission by Strong Capital Management, Inc. ("Strong Capital"), an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940, and its Chairman of the Board and principal stockholder, Richard S. Strong (the "Schedule 13G"), indicating their beneficial ownership as of December 31, 1996 of 1,142,600 shares of Common Stock over which Strong Capital's clients have granted it discretionary dispositive power and, in some instances, voting power, any and all of which discretionary authority the filing indicates may be revoked in whole or in part at any time.

(3) The number of Shares shown in the table above is as of March 31, 1997 and is based upon the Schedule 13G received by the Company and updated based upon the share ownership as of that date as shown in the most recent CDA/Spectrum 13(f) Filing Report to which the Company subscribes which was available to the Company at the time of its preparation of this Proxy Statement.

                      COMMON STOCK OWNERSHIP OF MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the outstanding Shares, as of June 30, 1997, by all directors of the Company, by the executive officers of the Company named in the Summary Compensation Table, and by all directors and executive officers of the Company as a group.

                                                                         SHARES BENEFICIALLY OWNED
NAME AND ADDRESS(1)                                                   -------------------------------
OF BENEFICIAL OWNER                                                      NUMBER       PERCENTAGE(2)
--------------------------------------------------------------------  ------------  -----------------
Richard J. Bogomolny................................................        58,333(3)         *

Frank E. Brick......................................................       170,815(4)           1.1%

James G. Cleveland..................................................        60,595(5)         *

John H. Cribb.......................................................        10,000(6)         *

Robert A. Goodman...................................................       107,390(7)         *

Kenneth W. Haver....................................................        56,064(8)         *

David D. Loadman....................................................        68,259(9)         *

Robert F. Meyerson..................................................       549,302 10)           3.5%

Raj Reddy...........................................................        68,500 11)         *

Norton W. Rose......................................................        60,500 12)         *

Dan R. Wipff........................................................        81,750 13)         *

All directors and executive officers as a group
  (13 persons)......................................................     1,308,504 14)           8.0%

------------

  * less than 1 percent

 (1) The address for the named individuals is 3330 West Market Street, Akron, Ohio 44333.

 (2) Computed based upon the 15,608,926 Shares outstanding as of June 30, 1997, as adjusted with respect to the Shares which may be acquired within 60 days (measured from June 30, 1997) by exercise of options by the person whose percentage ownership is being computed.

 (3) Includes 8,333 Shares which he may acquire within 60 days by exercise of options.

 (4) Includes 116,665 Shares which he may acquire within 60 days by exercise of options. Also includes 20,000 Shares awarded to Mr. Brick under the Restricted Stock Plan, which will vest in 10,000 Share increments on October 27, 1997 and 1998, provided that he is then employed by the Company, and are subject to transfer restrictions during the respective vesting periods.

 (5) Includes 58,665 Shares which he may acquire within 60 days by exercise of options.

 (6) Includes 1,000 Shares owned by Mr. Cribb's wife as to which Shares Mr. Cribb disclaims beneficial ownership.

 (7) Includes 8,900 Shares owned by Mr. Goodman's wife as to which Shares Mr. Goodman disclaims beneficial ownership and 88,500 Shares which he may acquire within 60 days by exercise of options.

 (8) Includes 49,998 Shares which he may acquire within 60 days by exercise of options and 997 Shares (rounded) allocated to Mr. Haver's account under the Company's 401(k) plan. Also includes 3,000 Shares awarded to Mr. Haver under the Restricted Stock Plan, 1,000 of which have vested since June 30, 1997, with the remaining Shares vesting in 1,000 Share increments on July 17, 1998 and 1999, provided that he is then employed by the Company, and being subject to transfer restrictions during the respective vesting periods.

 (9) Includes 62,259 Shares which he may acquire within 60 days by exercise of options. Also includes 3,000 Shares awarded to Mr. Loadman under the Restricted Stock Plan, 1,000 of which have vested since June 30, 1997, with the remaining Shares vesting in 1,000 Share increments on July 17, 1998 and 1999, provided that he is then employed by the Company, and being subject to transfer restrictions during the respective vesting periods.

(10) Includes 96,925 Shares beneficially owned by Mr. Meyerson's wife (4,125 of which are held by Mrs. Meyerson as custodian for grandchildren under the Ohio Uniform Transfers to Minors Act) as to which Shares Mr. Meyerson disclaims beneficial ownership and 250,000 Shares which he may acquire within 60 days by exercise of options.

(11) Includes 61,000 Shares which he may acquire within 60 days by exercise of options.

(12) Includes 50,000 Shares which he may acquire within 60 days by exercise of options.

(13) Includes 21,250 Shares which he may acquire within 60 days by exercise of options.

(14) Includes 783,666 Shares which may be acquired within 60 days by exercise of options and 26,000 Shares awarded under the Restricted Stock Plan, of which 2,000 Shares have vested since June 30, 1997, and provided the respective awardees are then employed by the Company, 10,000 Shares will vest during the remaining portion of Fiscal 1998; 12,000 Shares, in the fiscal year ending March 31, 1999; and 2,000 Shares, in the fiscal year ending March 31, 2000.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers and directors with respect to Fiscal 1997 were complied with. The Company does not believe it had any greater than ten percent beneficial owners at any time during Fiscal 1997 based on its records and because it has not received copies of, and is not otherwise aware of, any filings by any such beneficial owner with the Securities and Exchange Commission under Section 13 or 16(a) of the Exchange Act.

    2. APPROVAL OF AMENDMENTS TO THE TELXON CORPORATION
     1990 STOCK OPTION PLAN

GENERAL

    The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to remain competitive in attracting and retaining key personnel. Accordingly, on July 21, 1997, the Board of Directors adopted, subject to stockholder approval, amendments (the "1997 Amendments") to the Telxon Corporation 1990 Stock Option Plan (as amended prior to the 1997 Amendments, the "Employee Option Plan") that
(i) increase the number of Shares available for issuance under the Employee Option Plan from 3,350,000 to 4,100,000 (subject to adjustment for certain changes in the Company's capitalization), and (ii) provide that, as in the case of the Shares added to the Employee Option Plan by the amendments approved by the Company's stockholders in 1995, none of the additional 750,000 Shares added to the Employee Option Plan by the 1997 Amendments would be issuable under options granted under the Employee Option Plan having a term of more than eight
(8) years, nor would any options granted with respect to such additional Shares be subject to "repricing." The Employee Option Plan defines "repricing" as any transaction which has the effect of changing the exercise price of an outstanding option, whether by direct amendment of the option or replacement of the option by the issuance of a new option at a different price.

    The Employee Option Plan was originally adopted by the Board of Directors of the Company on August 27, 1990 and approved by the stockholders of the Company at the annual meeting held October 18, 1990. Under the terms of the Employee Option Plan, Shares not granted under the Company's predecessor plan, the Telxon Corporation 1988 Stock Option Plan, at the time of stockholder approval of the Employee Option Plan were carried over to and available for issuance under the Employee Option Plan. At the 1992, 1994 and 1995 annual meetings, the stockholders of the Company approved amendments to the Employee Option Plan increasing the authorized number of shares set aside for issuance under the Employee Option Plan by an aggregate of 2,350,000 Shares.

    As of July 25, 1997, options for an aggregate of 2,856,753 Shares were outstanding under the Employee Option Plan, and 24,433 Shares remained available for the granting of options under the Employee Option Plan. The proposed amendment will increase the Shares available for grant under the Employee Option Plan to 774,433.

    To date, no options have been granted to any employee conditioned upon stockholder approval of the increase in the number of shares subject to the Employee Option Plan hereby being submitted for such approval. Since, upon such approval, the employees to whom and the quantities on which options may be granted with respect to such additional shares will be determined from time to time by the Stock Option and Restricted Stock Committee (the "Option Committee") in the exercise of its discretionary authority under the Employee Option Plan, the benefits and amounts that may be received by any executive officer or other employee of the Company in respect of such increased shares are not presently determinable.

    The Company is required under the terms of its listing agreement with the Nasdaq NNM to obtain approval of the amendments to the Employee Option Plan from the Company's stockholders.

SUMMARY OF THE EMPLOYEE OPTION PLAN

    The following summary of the Employee Option Plan, giving effect to the proposed 1997 Amendments, is qualified by reference to the full text of the Employee Option Plan as so amended, which has been filed electronically with the Securities and Exchange Commission together with this Proxy Statement and is available upon written request to the Secretary of the Company.

    The purpose of the Employee Option Plan is to promote the best interests of the Company and its stockholders by enabling the Company and its subsidiaries to attract and retain highly qualified personnel through rewarding valued employees with the opportunity, pursuant to options granted under the

Employee Option Plan, to acquire a proprietary interest in the Company and thereby encouraging them to put forth their maximum efforts for the continued success and growth of the Company. Options may be granted under the Employee Option Plan to any employee of the Company or any of its subsidiaries. At June 30, 1997, the Company and its subsidiaries had a total of 1,573 full-time employees. Directors of the Company as such are not eligible to receive grants under the Employee Option Plan, but directors who are employees of the Company are, like all other Company employees, eligible to receive such grants.

    The Employee Option Plan is currently administered by the Option Committee, neither of whose members is eligible to participate in the Employee Option Plan. The Option Committee selects the employees to whom options are granted and determines the time or times at which, and the number of Shares for which, options are granted to them. The Option Committee also determines the exercise price, exercise period, vesting schedule and all other terms and conditions of each option granted under the Employee Option Plan. The exercise price per Share cannot be less than the fair market value per Share on the day prior to the date of grant. So long as the Common Stock is included in the Nasdaq NNM, the Employee Option Plan provides that the fair market value per Share is the last reported sales price for the Common Stock as reported therein. On July 28, 1997, the closing sale price for the Common Stock as reported on the Nasdaq NNM was $22.00 per Share. An option is not transferable by the optionee other than by will or the laws of descent and distribution and is exercisable during the optionee's lifetime only by him. In the event of his death, an option is exercisable (generally for a limited post-death period as described below) by the optionee's estate or by the person who acquires the right to exercise the option by bequest or inheritance.

    Section 162(m) of the Internal Revenue Code disallows a tax deduction to a public company for certain compensation in excess of $1 million paid to the company's chief executive officer and four other most highly compensated executive officers. Certain compensation, including "performance-based" compensation, is not included in compensation subject to the $1 million deduction limit. The 1995 amendments to the Employee Option Plan limit the amount of option grants to any individual employee in any one fiscal year of the Company to 500,000 Shares and provide for the administration of the Employee Option Plan by "independent directors" within the meaning of Section 162(m); those provisions are intended to preserve the tax deductions to the Company that might otherwise be unavailable with respect to exercises of options granted under the Employee Option Plan by officers whose compensation is subject to
Section 162(m).

    Subject to the discretionary authority given to the Board, and the Option Committee, under the Employee Option Plan to fix different terms for a particular option grant, each option granted under the Employee Option Plan will generally be subject to the following additional terms:

        TERM OF OPTION. Each option will be exercisable for a period of ten years from the date of grant, except that, as noted above, the 750,000 Shares added to the Employee Option Plan by the 1997 Amendments, like the 850,000 Shares added by the 1995 amendments, will be limited to grants of options having a maximum term of eight years from the date of grant.

        EXERCISE OF OPTION. To exercise an option, the optionee must tender full payment of the exercise price therefor and the taxes required to be withheld in connection therewith. The Employee Option Plan permits the exercise price and withholding taxes to be paid in cash, check, already owned Shares, the withholding of Shares from those to be issued on such exercise, proceeds from the sale of the Shares to be issued upon such exercise pursuant to a brokerage arrangement, or any combination thereof.

        TERMINATION OF EMPLOYMENT. A former employee generally may exercise an option within 30 days (or within such greater period as may be determined by the Board or the Option Committee at the time of termination of employment) after the termination of his employment with the Company (other than by reason of death, disability or retirement) to the extent such option was vested on the date of termination of employment.

        RETIREMENT OF OPTIONEE. An option may be exercised within three months of the retirement of an optionee at or after age 65, or at any age entitling him to benefits under any retirement plan of the Company, to the extent the option is vested on the date of retirement.

        DISABILITY OF OPTIONEE. An option may be exercised within one year of the termination of an employee by reason of permanent, total disability to the extent the option is vested on the date of termination.

        DEATH OF OPTIONEE. If an optionee dies while employed by the Company, his estate may exercise his options within six months of the date of death to the extent such options would have been exercisable had the optionee continued living and terminated employment as of the date six months after the date of his death. If an optionee dies within one month after termination of employment, his estate generally may exercise his options within six months of the date of termination of employment to the extent vested on the date of termination.

        EFFECTS OF EXTRAORDINARY CORPORATE EVENTS. In the event of specified changes in the Company's capital structure, the Employee Option Plan requires adjustments in the exercise price of, and number of Shares subject to, outstanding options and in the number of Shares authorized by the Employee Option Plan.

        In the event of any proposed dissolution or liquidation of the Company, all options then outstanding under the Employee Option Plan will terminate immediately prior to the consummation of such action unless otherwise provided by the Board.

        In the event of a proposed sale of all or substantially all of the assets of the Company or the merger of the Company with or into another corporation, the Employee Option Plan requires that each outstanding option be assumed, or an equivalent option be substituted, by the successor corporation or a parent or subsidiary of such successor corporation unless the Board of Directors determines that each optionee shall have the right to exercise his option as to all or any part of the Shares subject thereto, including Shares as to which the option would not otherwise then be vested and exercisable.

        In the event of certain "changes in control" of the Company, the Employee Option Plan provides that, unless otherwise determined by the Board, all options then outstanding under the Employee Option Plan as of the date of such change in control become fully vested and shall be cashed out in full by a payment to each optionee equal to the amount by which the "change in control price" exceeds the exercise price of each such option. For further information concerning the "change in control" provisions of the Employee Option Plan, see the discussion thereof under "1. ELECTION OF DIRECTORS -- EXECUTIVE COMPENSATION -- Employment Agreements and Termination of Employment Arrangements" above.

    The Employee Option Plan will remain in effect until (i) terminated by resolution of the Board of Directors or (ii) both (A) all options granted under the Employee Option Plan have been exercised in full and (B) no Shares remain available under the Employee Option Plan for the granting of additional options. The Board of Directors may from time to time amend the Employee Option Plan in such respects as it may deem advisable, provided that any amendment to the Employee Option Plan must be approved by the Company's stockholders if such approval is required in order for the Employee Option Plan to qualify for the protections from the "short swing profit" liability provisions of Section 16(b) of the Exchange Act (I.E., forefeiture of profits realized from purchases and sales of securities made within six months) available under Securities and Exchange Commission Rule 16b-3 as then in effect (amendments to Rule 16b-3 since the adoption of the Employee Option Plan have eliminated the requirement for stockholder approval for plan amendments such as the 1997 Amendments) or to comply with any other requirements of law or any securities market on which the Shares are listed or included for trading.

FEDERAL INCOME TAX CONSEQUENCES

    An optionee will not recognize taxable income as the result of receiving a grant of a stock option, and the Company is not entitled to a tax deduction at the time it grants a stock option. Upon the exercise of a non-qualified stock option (which is the nature of all options granted to date under the Employee Option Plan, though the Option Committee is permitted by the terms of the Employee Option Plan to grant tax-qualified incentive stock options should it determine they would be desirable), the optionee will recognize ordinary income equal to the amount by which the fair market value of the Shares at the time of exercise exceeds the exercise price paid therefor, and the Company, provided that it satisfies certain tax withholding requirements and subject to the limits imposed by Section 162(m) on the deductibility of executive compensation, will be entitled to a corresponding deduction. The optionee's tax basis in the Shares acquired through such exercise will be equal to the exercise price paid for such Shares plus the amount of income recognized as a result of the exercise of the option. When the optionee subsequently disposes of the Shares acquired through exercise of a non-qualified stock option, the optionee will recognize, either as short- or long-term capital gain or loss depending upon how long the optionee held the Shares from the date of exercise of the option until the date of disposition, income or loss equal to the difference between the amount realized from the disposition of such Shares and the fair market value of the Shares on the date the option was exercised. Under current law, net capital gains (net long-term capital gain minus any net short-term capital loss) are taxed at a maximum rate of 28 percent (though there are currently proposals to reduce the capital gains tax rate); capital losses are allowed in full against capital gains plus up to $3,000 of other income.

VOTE REQUIRED

    The 1997 Amendments to the Employee Option Plan must be approved by a majority of the votes cast on the proposal in person or by proxy at the Annual Meeting as required by the Nasdaq NNM stockholder approval requirement.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE 1997 AMENDMENTS TO THE 1990 STOCK OPTION PLAN, WHICH IS DESIGNATED IN THE PROXY AS PROPOSAL 2.

           3. APPROVAL OF THE TELXON CORPORATION 1997 SECTION 162(m)
                      PERFORMANCE-BASED COMPENSATION PLAN

GENERAL

    Section 162(m), added to the Internal Revenue Code by the Omnibus Budget Reconciliation Act of 1993, limits to $1 million per year the deduction allowed to a public company such as the Company for federal income tax purposes for compensation paid to its chief executive officer and four other most highly compensated executive officers. This deduction limit does not apply, however, to compensation paid under a plan that meets certain requirements for "performance-based compensation". To qualify as "performance-based", (a) the compensation must be payable on account of the attainment of one or more pre-established objective performance goals; (b) the performance goals must be established by a compensation committee of the board of directors that is comprised solely of two or more "outside directors"; (c) the material terms of the compensation and the performance goals must be disclosed to and approved by stockholders before payment; and (d) the compensation committee must certify in writing that the performance goals have been satisfied prior to payment.

    In June 1997, the Performance-Based Compensation Committee of the Company's Board of Directors (the "162(m) Committee") adopted the 1997 Section 162(m) Performance-Based Compensation Plan (the "Performance Plan") with respect to certain compensation for the Company's current President and Chief Executive Officer, Frank E. Brick (the "Executive"), and, in order to qualify such compensation as "performance-based compensation" under Section 162(m) and thereby maximize the deductibility thereof by the Company, directed that the Performance Plan be submitted to the Company's stockholders for their approval at the Annual Meeting. Insofar as the amount of compensation payable under the Performance Plan will be computed based upon, and accordingly is dependent on, the Company's earnings targets and results and stock price for future periods, the amounts which the Executive may receive thereunder cannot be presently determined nor approximated by reference to any prior period's targets, results or prices.

SUMMARY OF THE PERFORMANCE PLAN

    The following summary of the Performance Plan is qualified by reference to the full text of the Performance Plan attached as Exhibit A to this Proxy Statement.

    The purpose of the Performance Plan is to provide incentives to the Executive to achieve financial performance objectives and to reward the Executive when those objectives are met. The Executive is the only Company employee eligible to receive performance-based compensation under the Performance Plan.

    The Performance Plan provides for the payment of the following compensation to the Executive upon the achievement of the respective specified performance objectives:

       OPERATING EARNINGS PERFORMANCE (Sections 4.A. and B. of the Performance Plan in Exhibit A). Prior to the beginning of the applicable fiscal year (or at such other date as may be permitted or required under Section 162(m)), the 162(m) Committee determines an operating earnings target for the Company for performance-based compensation purposes for the upcoming fiscal year. If the Company meets at least 90% but less than 100% of the target, then the Executive receives a cash bonus of $125,000, or if the Company meets 100% of the target, then the Executive receives a cash bonus of $250,000. In addition, the Officer will receive a further cash bonus equal to eight percent of all operating earnings in excess of the target for each fiscal year.

       STOCK PRICE PERFORMANCE (Section 4.C. of the Performance Plan in Exhibit
       A). The Executive is entitled to receive a payment equal to one and one half percent of the Company's market capitalization value at March 31, 2000 based on the 30 trading day average last sales price of the Company's Common Stock, in excess of a market capitalization based on an average Share price of $26 up to a market capitalization based on an average Share price of $35, and two percent of the market capitalization in excess of that based on an average Share price of $35. As described under "1. ELECTION OF DIRECTORS -- EXECUTIVE COMPENSATION -- Employment Agreements and Termination of Employment Arrangements" above, Mr. Brick will be entitled to payment of this Stock Price Performance component prior to the March 2000 date in the event that a "change in control" of the Company occurs and the performance objectives therefor have already been satisfied.

    The Performance Plan was adopted and will be administered by the 162(m) Committee, which is and shall be comprised solely of two or more "outside directors" as required by Section 162(m). Performance goals under the Performance Plan are pre-established by the 162(m) Committee and are based on objective performance criteria. Prior to the making of each payment provided for in the Performance Plan, the 162(m) Committee will determine and certify in writing whether the applicable performance objectives have been satisfied.

FEDERAL INCOME TAX CONSEQUENCES

    Under the federal income tax laws as currently in effect, payments under the Performance Plan will be realized as ordinary income to the Executive equal to the amount of the award received in the year of receipt. The Company will receive a deduction for the amount constituting ordinary income, provided that the Performance Plan satisfies the requirements of Section 162(m). It is the Company's intention that the Performance Plan be adopted and administered in a manner that maximizes the deductibility by the Company under Section 162(m) of the compensation paid to the Executive under the Performance Plan.

VOTE REQUIRED

    In order to qualify the amounts payable under the Performance Plan as deductible "performance-based" compensation", Section 162(m) requires that the Performance Plan be approved prior to the payment of such amounts by a majority of the votes cast in person or by proxy on the proposal at the Annual Meeting (including abstentions, but excluding broker non-votes, as discussed under "VOTING RIGHTS AND REQUIREMENTS" above).

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE TELXON CORPORATION 1997 SECTION 162(M) PERFORMANCE-BASED COMPENSATION PLAN, WHICH IS DESIGNATED IN THE PROXY AS PROPOSAL 3.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Coopers & Lybrand L.L.P. has been reappointed as the independent public accountants to examine the Company's financial statements for the fiscal year ending March 31, 1998. Coopers & Lybrand has served as the Company's independent auditors since October 1990. Representatives of Coopers & Lybrand are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

                            EXPENSE OF SOLICITATION

    The cost of solicitation of proxies in the accompanying form will be paid by the Company. In addition to solicitation by use of the mails, certain officers and regular employees of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company has retained Kissel-Blake Inc. to solicit proxies on behalf of the Board of Directors for a fee of $10,000 plus reimbursement of out-of-pocket expenses.

                 STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

    In order for a stockholder proposal to be considered at the 1998 annual meeting of stockholders, the Charter requires that it be received by the Secretary of the Company at the Company's offices, 3330 West Market Street, Akron, Ohio 44333, no later than June 12, 1998. Each proposal submitted must contain certain information specified in the Charter about the proponent and the business matter to be proposed and a statement that the proponent is as of the date of such notice a stockholder of record. The stockholder must also state his intention personally to appear at the 1998 annual meeting of stockholders to present the proposal. Under Rule 14a-8 promulgated under the Exchange Act, in order for a stockholder proposal to be included in the proxy statement with respect to the 1998 annual meeting of stockholders, such proposal must be a proper subject for action at a stockholders meeting, the proposal and its proponent must satisfy the other requirements and conditions of Rule 14a-8, and the proposal must be received by the Secretary of the Company at the address set forth above not later than March 31, 1998.

                                          By Order of the Board of Directors,
                                          ROBERT A. GOODMAN
                                          SECRETARY

July 29, 1997

                                                                       EXHIBIT A

                               TELXON CORPORATION
                     1997 SECTION 162(m) PERFORMANCE-BASED
                               COMPENSATION PLAN

    1.  PURPOSE

    The Purpose of this Plan is to provide incentives to Telxon Corporation's (the "Company") President and Chief Executive Officer (the "Executive") to achieve financial performance objectives and to reward the Executive when those objectives are met. The Plan is intended to ensure that all performance-based compensation paid to the Executive is deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations promulgated thereunder (the "Code").

    2.  COVERED INDIVIDUAL

    The individual who is the President and Chief Executive Officer of the Company at April 1, 1997 is eligible to receive performance-based compensation in accordance with this Plan.

    3.  THE COMMITTEE

    The Company's Board of Directors shall form a committee comprised of solely two or more outside Directors as required under Code Section 162(m). The committee shall have the sole discretion and authority to administer and interpret this Plan. All performance goals will be preestablished by the committee in writing not later than ninety (90) days after the commencement of the period of service to which the performance goals relate, and prior to such time that twenty-five percent (25%) of the period of service has elapsed. No performance-based compensation shall be paid unless and until the committee certifies in writing that the performance goals of this Plan have been satisfied. The committee may amend or terminate this Plan at any time with respect to future services of the Executive, and such amendments or termination will require stockholder approval only to the extent required by applicable law, and in order to maintain the deductibility of the performance-based compensation under Code Section 162(m).

    4.  PERFORMANCE-BASED COMPENSATION AND BUSINESS CRITERIA

         A. Upon the Company's release of earnings following the completion of each fiscal year, the Executive shall be entitled to receive Two Hundred Fifty Thousand Dollars ($250,000) if the Company meets the operating earnings target established by the committee for the fiscal year then ended, or One Hundred Twenty-Five Thousand Dollars ($125,000) if the Company meets at least ninety percent (90%) but less than one hundred percent (100%) of that target.

         B. Upon the Company's release of earnings following the completion of each fiscal year, the Executive shall be entitled to receive an amount in cash equal to eight percent (8%) of the Company's operating earnings in excess of its operating earnings target established by the committee for that fiscal year.

         C. If the average of the last sale price of shares of the Company's common stock on the quotation system or exchange which is the principal trading market of the shares, calculated over the thirty (30) consecutive trading days for which a sale price was reported immediately preceding, but not including, April 1, 2000 (the "Average Share Value"), is higher than Twenty-Six Dollars ($26) per share, then the Executive shall be entitled, as of and at April 1, 2000, to receive a payment (in share of the Company's common stock and/or cash within the discretion of the committee) calculated as follows:

         1. an amount equal to one and one-half percent (1 1/2%) of the market capitalization value of the Company in excess of that based on an Average Share Value of Twenty-Six Dollars ($26) up to Thirty-Five Dollars ($35); and

         2. an amount equal to two percent (2%) of the market capitalization value of the Company in excess of that based on an Average Share Value of Thirty-Five Dollars ($35).

       Market capitalization value shall be determined by multiplying the Average Share Value by the total number of shares of the Company's common stock which are issued and outstanding on March 31, 2000.

    5.  GENERAL

    The establishment of this Plan shall not confer any rights upon the Executive or any other person, whether for continuation of employment or otherwise. The laws of the State of Ohio will govern any legal dispute involving the Plan

 [FRONT SIDE]

PROXY                                                                     PROXY

                                    [TELXON LOGO]

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING OF STOCKHOLDERS -- SEPTEMBER 10, 1997


    The undersigned stockholder hereby appoints Frank E. Brick, Dr. Raj Reddy and Norton W. Rose, as Proxies, each with the power to appoint his substitute, and hereby authorizes any of them to represent and to vote, as provided on the reverse side hereof, all of the Common Stock of Telxon Corporation which the undersigned, as of the July 18, 1997 Record Date for the Annual Meeting, is entitled to vote at the Annual Meeting of Stockholders to be held on September 10, 1997 or any adjournment thereof.

    THIS PROXY, WHEN PROPERLY EXECUTED AND TIMELY RETURNED, WILL BE VOTED IN
THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

        IMPORTANT -- THIS PROXY MUST BE SIGNED AND DATED ON THE REVERSE SIDE.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

Dear Stockholder:

     The past year has seen many changes and improvements for the Company, including Harris Trust and Savings Bank becoming the Company's Stock Transfer Agent. Harris has also succeeded KeyBank National Association as the Rights Agent with respect to the stock purchase rights to which the Company's stockholders are entitled under certain circumstances pursuant to the Rights Agreement between the Company and KeyBank National Association dated as of August 25, 1987, as amended and restated as of July 31, 1996. For information and answers to any questions regarding your Telxon Common Stock account, contact Harris at:

                            Harris Trust and Savings Bank
                                 Shareholder Services
                                 311 W. Monroe Street
                             Chicago, Illinois 60606-4607
                                    (800) 942-5909

[REVERSE SIDE]

                                  TELXON CORPORATION
       PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. //




                                          For  Withheld  For All
                                          All    All     Except                                              For   Against   Abstain
1. Election of Directors --                                         3.  Approve the Telxon Corporation
   NOMINEES:  F. Brick, R. Goodman       //       //       //           1997 Section 162(m) Performance-    //      //        //
      and R. Reddy                                                      Based Compensation Plan for the
                                                                        Chief Executive Officer.
   -----------------------
  (Except nominee(s) written above.)                                Check here for address change.          //

                                          For  Against    Abstain

2.  Approve Amendments to the                                       Check here if you plan to attend the    //
    Telxon Corporation 1990 Stock         //     //         //      Annual Meeting
    Option Plan for employees.



                                                                    In their discretion, the Proxies are authorized
                                                                    to vote upon such other business as may
                                                                    properly come before the meeting.

                                                                                                         Dated: _____________, 1997

                                                                    Signature(s)
                                                                                ----------------------------------------------

                                                                    ----------------------------------------------------------
                                                                    PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS
                                                                    SHOULD EACH SIGN.  WHEN SIGNING AS AN EXECUTOR, CORPORATE
                                                                    OFFICER OR IN ANY OTHER REPRESENTATIVE CAPACITY, PLEASE
                                                                    GIVE FULL TITLE AS SUCH.



- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                             ^   FOLD AND DETACH HERE   ^

                               YOUR VOTE IS IMPORTANT!

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

                 PLEASE VOTE, SIGN, DATE, DETACH AND RETURN THE ABOVE
                PROXY CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE
               WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING.

           AS INSTRUCTED ABOVE, PLEASE MARK YOUR VOTES USING DARK INK ONLY.

                                   RESTATED
                              TELXON CORPORATION
                            1990 STOCK OPTION PLAN
                       AS AMENDED THROUGH AND EFFECTIVE
                            AS OF AUGUST 31, 1995
                                     AND
                      AS PROPOSED TO BE AMENDED EFFECTIVE
                UPON STOCKHOLDER APPROVAL OF THE 1997 AMENDMENTS
             DESCRIBED IN THE PROXY STATEMENT FOR THE ANNUAL MEETING
                         TO BE HELD SEPTEMBER 10, 1997


    1. PURPOSE OF THE PLAN. The purpose of this Plan is to promote the best interests of the Company and its stockholders by enabling the Company to attract and retain highly qualified personnel through rewarding valued employees with the opportunity, pursuant to Options granted under the Plan, to acquire a proprietary interest in the Company and thereby encourage them to put forth their maximum efforts for the continued success and growth of the Company.

    2. DEFINITIONS. In addition to such other capitalized terms as are defined elsewhere in this Plan, the following terms shall when used in this Plan have the respective meanings set forth below:

         (a) "Act" means the Securities Exchange Act of 1934, as amended from time to time.

         (b) "Authorized Shares" means the maximum aggregate number of shares of Common Stock specified in Section 3(a) as being authorized for issuance and sale under Options granted pursuant to the Plan, subject to adjustment thereof in accordance with Section 12 of the Plan.

         (c)  "Board" means the Board of Directors of the Company.

         (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         (e) "Commission" means the United States Securities and Exchange Commission.

         (f) "Committee" means the Committee appointed by the Board in accordance with Paragraph (a) of Section 4 of the Plan, if a Committee is appointed. If, with respect to any individual grant of Options under this Plan, any member or members of the Committee would cause such Committee not to satisfy the disinterested administration requirement of Rule 16b-3, as then applicable to the Company under the Act, or the "outside director" administration requirement of Code Section 162(m)(4)(C) and the regulation thereunder, then in such event the Committee shall be comprised of the Committee without such member or members. If no Committee has been appointed, any reference to the "Committee" shall be deemed a reference to the "Board".

         (g) "Common Stock" means the Common Stock, par value $.01 per share, of the Company.

         (h)  "Company" means Telxon Corporation, a Delaware corporation.

         (i) "Continuous Employment" means with respect to any Employee, the continued employment of such Employee by the Company or any Subsidiary without interruption or termination after the grant of an Option to such Employee. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board (provided that such leave is for a period of not more than ninety (90) days or re-employment upon the expiration of such leave is mandated by contract or statute) or in the case of transfers between locations of the Company or between the Company, any Subsidiary or any of their respective successors.

         (j) "Employee" means any person, including officers and directors who are also officers, employed by the Company or any Subsidiary. The payment of director's fees by the Company shall not be sufficient to constitute a person as an "Employee" of the Company.

         (k) "Option" means a right granted to a non-Employee Director pursuant to the Plan to purchase a specified number of shares of Common Stock at a specified price during a specified period and on such other terms and conditions as may be specified pursuant to the Plan. Options may be granted as Tax Qualified Options or as Options which do not qualify as Tax Qualified Options.

         (l) "Option Agreement" means the written agreement evidencing an Option by and between the Company and the Optionee as required by
    Section 14.

         (m)  "Optioned Stock" means the Common Stock subject to an Option.

         (n)  "Optionee" means an Employee who receives an Option.

         (o) "Plan" means this 1990 Stock Option Plan, as amended from time to time.

         (p) "Predecessor Plan" means the Company's 1988 Stock Option Plan, as amended.

         (q) "Repricing Transaction" means any grant(s) of Option(s) reasonably related to any prior or potential Option(s), whether by an exchange of existing Options or Options with new terms or the grant of new Options in tandem with previously granted Options that will operate to cancel the previously granted Options upon exercise, which adjusts or amends the exercise price of a previously granted Option, or repricing of previously granted Options or any other grant which would be required to be reported as a repricing under Item 402(i) of Regulation S-K as then in effect under the

    Act; but excluding any repricing occurring through the operation of the antidilution provisions of Section 12 of the Plan.

         (r) "Rule 16b-3" means Rule 16b-3 promulgated by the Commission under the Act or any similar successor regulation exempting certain transactions involving stock-based compensation arrangements from the liability provisions of Section 16 of the Act, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and releases published or other interpretive advice provided by, the Staff of the Commission.

         (s) "Section 16 Person" means an Employee who is subject to Section 16 of the Act, as interpreted by the rules and regulations promulgated by the Commission thereunder, as adopted and amended from time to time, and by formal or informal opinions of, and releases published or other interpretive advice provided by, the Staff of the Commission.

         (t) "Securities Law Requirements" means the Act and the rules and regulations promulgated by the Commission thereunder, as adopted and amended from time to time, including but not limited to Rule 16b-3, and as interpreted by formal or informal opinions of, and releases published or other interpretive advice provided by, the Staff of the Commission, and the requirements of any stock exchange, automated interdealer quotation system or other recognized securities market on which the Common Stock is listed or traded or in which the Common Stock is included, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and other interpretive advice, provided by the representatives of such stock exchange, quotation system or other securities market.

         (u)  "Shares" means the Common Stock as adjusted in accordance with
    Section 12 of the Plan.

         (v) "Subsidiary" means a corporation of which not less than fifty percent (50%) of the voting shares are owned by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

         (w) "Successor" means the estate of an Optionee or a person who succeeds by will or the laws of descent and distribution to an Optionee's right to exercise an Option.

         (x) "Tax Qualified Option" means an Option which is intended at the time of grant to qualify for special tax treatment under Section 422A or other particular provisions of the Code and the regulations, rulings and procedures promulgated, published or otherwise provided thereunder, as adopted and amended from time to time.

    3.   STOCK SUBJECT TO THE PLAN.

         (a) Number of Shares Issuable. Subject to adjustment in accordance with the provisions of Section 12 of the Plan, the maximum aggregate number of Authorized Shares which may be issued and sold under Options granted pursuant to the Plan is equal to the sum of the following:

              (i) Pre-1995 Authorized Shares. 2,500,000 shares of Common Stock, plus such number of the 1,200,000 shares of Common Stock authorized for issuance and sale under the Predecessor Plan which (A) as of the October 18, 1990 date this Plan was originally approved by the stockholders of the Company, were not subject to grants (including conditional grants) of stock options then outstanding under the Predecessor Plan (from and after stockholder approval of this Plan no further grants shall be made under the Predecessor Plan, but any grants (including conditional grants) of stock options outstanding under the Predecessor Plan at the time of such approval shall continue in full force and effect in accordance with their respective terms) or (B) to the extent grants (including conditional grants) outstanding under the Predecessor Plan as of the date of original stockholder approval of this Plan are not exercised in full, are, as of any subsequent date, (x) issued pursuant to the exercise of a stock option granted under the Predecessor Plan in an amount equal to the number of Shares already owned by the person exercising such stock option which are delivered by such person to the Company in payment of the exercise price and/or related withholding taxes, (y) withheld by the Company, in payment of the withholding taxes with respect to the exercise of a stock option granted under the Predecessor Plan, from the total number of shares with respect to which such option is exercised, or (z) no longer subject to grants under the Predecessor Plan by reason of such grants having expired or lapsed or having been canceled, surrendered, forfeited or otherwise terminated; plus

              (ii) 1995 Authorized Shares. 850,000 Shares of Common Stock (the "1995 Authorized Shares"); and plus

             (iii) 1997 Authorized Shares. 750,000 Shares of Common Stock (the "1997 Authorized Shares").

The inclusion under this Plan of such shares reserved for issuance and sale under the Predecessor Plan as hereinabove provided shall not be affected by the expiration or other termination of the Predecessor Plan. The Shares issued and sold upon the exercise of Options may be treasury Shares, Shares of original issue or a combination thereof.

         (b) Computation of Shares Available for Grant. For purposes of computing the number of Authorized Shares available from time to time under the Plan for the grant of Options, the number of Shares subject to each Option granted pursuant to the Plan shall be provisionally counted against the Authorized Shares from and after the grant of such Option but only for so long as and to the extent that such Option shall remain outstanding and unexercised. Upon the exercise, in whole or in part, of an Option, the number of Shares issued upon such exercise shall be permanently deducted from the Authorized Shares, provided that no such permanent deduction shall be made, and the provisional deduction against the Authorized Shares shall be reversed, to the extent that the exercise price and/or the withholding taxes with respect to such exercise are paid through the delivery to the Company by the person exercising the Option of Shares already owned by such person and/or through the withholding by the Company of Shares from the total number of Shares with respect to which the Option is exercised. The provisional deduction against the Authorized Shares shall likewise be reversed to the extent of the unexercised portion of an Option upon the expiration, lapse, cancellation, surrender, forfeiture or other termination of such Option. The Shares covered by any such reversal of a provisional deduction against the Authorized Shares shall immediately become available for the granting of new Options under the Plan with respect thereto; provided, however, that any Shares covered by any such reversal which were 1995 Authorized Shares or 1997 Authorized Shares shall be subject to the restrictions set forth in
    Section 4(c) of the Plan.

    4.   ADMINISTRATION OF THE PLAN.

         (a) Procedure. The Plan shall be administered by the Board or the Board may, in its discretion, appoint a Committee to administer the Plan subject to such terms and conditions as the Board may prescribe; provided that the terms upon which, including the time or times at or within which, and the price or prices at which Shares may be purchased upon the exercise of Options shall be approved or ratified by such action of the Board or a committee duly designated by the Board from its members as may be required by the Delaware General Corporation Law, as amended from time to time.
    Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and may appoint additional members thereof, remove members (with or without cause), fill vacancies however caused and remove all members of the Committee and thereafter directly administer the Plan.

         (b) Powers of the Committee. Subject to the provisions of this Plan, the Committee shall have the authority, in its sole discretion:

              (i) To determine, upon review of relevant information in accordance with Section 7(b) of the Plan, the "Fair Market Value" (as defined in said Section 7(b)) of the Shares;

              (ii) To determine the Employees to whom, and the time or times at which, Options shall be granted and the number of Shares (up to a maximum of 500,000 Shares with respect to which Options may be granted to any individual in any one fiscal year of the Company) subject to purchase upon exercise of each Option (except as expressly set forth above in this Section 4(b)(ii) and such restrictions thereon as may be imposed by applicable tax laws which will have to be observed if the Committee intends that a particular Option qualify as a Tax Qualified Option, there is no limit on the time following the adoption or approval of this Plan within which Options may be granted under the Plan so long as it remains in effect, on the number of Options which may be granted to any one Employee or on the aggregate number of Shares subject to purchase thereunder);

              (iii) To determine the terms and provisions of each Option (which terms and provisions need not be identical), including, but not limited to, the following;

                    (A) The exercise price per Share, subject to the provisions of Section 7 of the Plan; and

                    (B) Whether Options shall become exercisable over a period of time and when they shall be fully exercisable;

              (iv) To accelerate the time as of which any Option may be exercised;

              (v) To amend any outstanding Option, subject to the provisions of Section 19 of the Plan;

              (vi) To authorize any person to prepare and execute on behalf of the Company any instrument deemed by the Committee to be necessary or advisable to evidence or effectuate the Plan, any Option granted thereunder or any amendment to the Plan or any Option;

              (vii)  To interpret the Plan;

              (viii) To prescribe, amend and rescind, if deemed necessary or appropriate, rules and regulations relating to the Plan, to the extent not inconsistent with the Plan; and

              (ix) To make all other determinations the Committee may deem necessary or advisable in connection with the administration of the Plan.

         (c) Certain Limitations Applicable to Options Granted With Respect to 1995 Authorized Shares and 1997 Authorized Shares. Notwithstanding any other provision of the Plan, neither the Committee nor the Board shall, with respect to any Option granted under the Plan with respect to any 1995 Authorized Shares or 1997 Authorized Shares, provide for an "Option Term" (as defined in Section 6 of the Plan) of greater than eight (8) years from the date of grant thereof or approve any Repricing Transaction.

         (d) Effect of Board and Committee Decisions. All decisions, determinations and actions of the Board and the Committee in connection with the construction, interpretation, administration, application, operation and implementation of the Plan shall be final, conclusive and binding on the Company, its stockholders and Subsidiaries, all Employees and Optionees and the respective legal representatives, heirs, successors and assigns of all of the foregoing and all other persons claiming under or through any of them.

         (e) Exculpation and Indemnification. No member of the Board or the Committee, and no Employee or other agent acting on behalf of the Board or the Committee, shall be personally liable for any decision, determination or action made or taken, or failed to be made or taken, with respect to this Plan or any Option granted hereunder, and the Company shall fully protect each such person in respect of any such decision, determination or action and shall indemnify each such person against any and all claims, losses, damages, expenses and liabilities arising from or in connection with any such decision, determination or action.

    5. ELIGIBILITY. Options may be granted only to Employees who, in the sole judgment of the Committee, have contributed or will contribute to the success and growth of the Company. An Employee to whom the Company has previously granted a stock option pursuant to this Plan or otherwise may, if he is otherwise eligible, be granted additional Options.

    The existence of this Plan shall not create in any Employee any right to be granted an Option hereunder, and neither the existence of this Plan nor the granting of any Options to any Employee hereunder shall confer upon such Employee any right with respect to continuation of the employment of such Employee by the Company or any Subsidiary or shall in any way interfere with or limit the right which such Employee, the Company or any Subsidiary may otherwise have to terminate such employment at any time with or without cause. Upon the termination of any Employee's employment with the Company or any Subsidiary, neither the Company nor any Subsidiary shall have any liability or obligation to such Employee under this Plan or any Options granted to such Employee hereunder except to issue the appropriate number of Shares to such Employee upon the exercise of any Option granted to such Employee under this Plan prior to such termination of employment, provided that such exercise is duly and timely made in accordance with the provisions of this Plan and such Option.

    6. TERM OF OPTIONS. Except as may otherwise be specified by the Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, the term at the end of which each Option shall expire (the "Option Term") shall be ten (10) years (eight
(8) years in the case of Options with respect to 1995 Authorized Shares or 1997 Authorized Shares) from the date of grant thereof, provided that the Committee, if it intends that a particular Option qualify as a Tax Qualified Option, will have to observe such restrictions on the term of such Option as may be imposed by the applicable tax laws in order for such Option so to qualify. Each Option shall continue in effect in accordance with its terms notwithstanding that the Plan may be terminated prior to the expiration of the term of such Option.

    7.   EXERCISE PRICE.

         (a) Minimum Price Required. The per Share exercise price for the Shares subject to an Option shall be such price as is determined by the Committee at the time of grant of an Option and reflected in the Option Agreement evidencing the same; provided that in no event shall such exercise price per Share be less than the Fair Market Value per Share as of the day prior to the date of grant of such Option.

         (b) Definition of "Fair Market Value". For all purposes under the Plan, "Fair Market Value" per Share shall be determined by the Committee in its sole discretion; provided that if the Shares are included in the NASDAQ National Market System or listed on a stock exchange on the date as of which the same is to be determined, the Fair Market Value per Share shall be the closing price on such quotation system or exchange which is the principal trading market for the Shares on the date of determination or, if no sale price was reported for the Shares on the date of determination, the closing price on such principal trading market for the last trading day prior to the date of determination for which a sale price was reported; provided further, however, that if the foregoing method of determining Fair Market Value is inconsistent with the then existing tax law requirements with respect to any Option which the Committee intends to qualify as a Tax Qualified Option, then the Fair Market Value per Share shall be determined by the Committee in such manner as is required for such Tax Qualified Option to qualify as such.

    8. WITHHOLDING TAXES. Before a stock certificate evidencing the Shares being acquired through exercise of an Option will be issued to the Optionee, the Optionee must pay, or make arrangements acceptable to the Company for the payment of, any and all federal, state and local withholding taxes, whether domestic or foreign, required to be withheld in connection with the exercise of an Option.

    9.   FORM OF PAYMENT.

         (a) Acceptable Forms of Consideration. Except as may otherwise be specified by the Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, the following forms of consideration will be accepted in payment of the exercise price for the Shares to be issued upon exercise of an Option and of the taxes required to be withheld in connection with such exercise:
    (i) cash, (ii) personal check, (iii) bank cashier's check, (iv) already owned Shares (duly endorsed for transfer with signature guaranteed), or
    (v) any combination of the foregoing. Except as may otherwise be specified by the Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, Shares withheld from the Shares to be issued upon exercise of the Option, either alone or in any combination with any of the other acceptable forms of consideration recited in this Paragraph (a), will also be an accepted form of consideration for payment of the taxes required to be withheld in connection with the exercise of an Option. In addition to the acceptable forms of consideration hereinabove recited in this Paragraph (a), the Committee may determine in its sole discretion at the time of grant of an Option, and if the Committee so determines, shall provide in the Option Agreement evidencing such Option, that one or both of the following additional forms of consideration will be accepted, either alone or in any combination with any of the other acceptable forms of consideration recited in this Paragraph
    (a), in payment of the items specified: (vi) in payment of the exercise price for the Shares to be issued upon exercise of the Option, Shares withheld from the Shares to be issued upon such exercise, and/or (vii) in payment of the exercise price for the Shares to be issued upon exercise of an Option and the taxes required to be withheld in connection with such exercise, a commitment for the delivery to the Company of proceeds from the sale, pursuant to a brokerage or similar arrangement approved in advance by the Committee in its sole discretion, of Shares to be issued upon exercise of the Option. The forms of consideration which will be accepted in payment of the exercise price for an Option and related withholding taxes shall be specified in the Option Agreement evidencing such Option, the person or persons entitled to exercise the Option shall be entitled to elect from those so specified the form(s) to be used in effecting payment with respect to a particular exercise; provided that any election by a Section 16 Person to use already owned Shares or have Shares withheld from those issuable upon such exercise shall be effective only if made in accordance with the applicable requirements of Rule 16b-3; and provided further that a commitment for the delivery to the Company of proceeds from the sale, pursuant to a brokerage or similar arrangement, of Shares to be issued upon exercise of an Option will not be accepted from a Section 16 Person if under Securities Law Requirements such a sale would be matched with such exercise to result in "short swing" profit liability under Section 16(b) of the Act on the part of such Section 16 Person with respect to such transaction.

         (b) Withholding Tax Loans. In addition to any one or more of the acceptable forms of consideration recited in Paragraph (a) of this Section 9 which the Committee may permit in the Option Agreement to be used for the payment of withholding taxes, the Committee may determine in its discretion at the time of grant of an Option to permit the Optionee (but not any Successor) to, and if the Committee so determines, shall provide in the Option Agreement evidencing such Option that such Optionee may borrow from the Company an amount sufficient to pay the taxes required to be withheld in connection with the exercise of such an Option, with each such borrowing to be evidenced by a promissory note of the Optionee payable to the order of the Company. Except as may otherwise be specified by the Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing an Option, each such loan shall be for a term of five (5) years at a rate of interest equal to the Company's then primary domestic commercial lender's prime or base rate as in effect from time to time, with payments of interest on such loan due quarterly and payments toward the principal of such loan due, to the extent of the net proceeds therefrom, within fifteen (15) days after any disposition by the Optionee of any Shares acquired upon exercise of any stock option granted by the Company to the Optionee pursuant to this Plan or otherwise (excluding any disposition of such Shares by gift or to the Company in payment of the exercise price of a stock option granted by the Company to the Optionee pursuant to this Plan or otherwise and/or any related withholding taxes), provided that the entire unpaid principal balance shall be due at the earlier of (i) the expiration of the five (5) year term, or (ii) the termination of the Optionee's Continuous Employment (other than by reason of Optionee's "disability" (as defined in Section 10(d)) or "retirement" (as defined in Section 10(e)).

         (c) Company Withholding of Taxes. If, upon being notified by the Company of the amount of the taxes required to be withheld in connection with an exercise of an Option, the Optionee fails promptly to pay, or to make arrangements acceptable to the

    Company for the payment of such taxes, the Company shall have the right to elect (but shall be under no obligation) to cover such taxes through:

              (i) withholding Shares from those issuable upon such exercise, provided that any such election so to withhold Shares with respect to the exercise of an Option by a Section 16 Person shall be effective only if made in accordance with the applicable requirements of Rule 16b-3; and/or

              (ii) deducting such taxes from any amounts payable in cash to the Optionee by the Company for any reason as of the time of such exercise or any time thereafter.

         (d) Valuation of Shares Delivered or Withheld. Where already owned Shares, or Shares withheld from those issuable upon such exercise, are used in payment of the exercise price and/or related withholding taxes, such Shares shall be valued at Fair Market Value as of the day immediately preceding the date of exercise and (ii) with respect to the payment of withholding taxes, at Fair Market Value as of the day immediately preceding the date tax withholding is required to be made.

         (e) Optionee Certification of Already Owned Shares. Already owned Shares which were acquired through a previous exercise of a stock option granted to an Optionee by the Company pursuant to this Plan or otherwise may be used in payment of the exercise price of an Option and/or related withholding taxes only if the previous exercise through which such Shares were acquired was made as of a date not less than six (6) months prior to the date of the exercise of the Option in connection with which such Shares are being tendered as payment. A tender of already owned Shares in payment of the exercise price of an Option and/or related withholding taxes will not be accepted by the Company unless accompanied by a written statement signed by the person or persons entitled to exercise such Option certifying that either (i) the Shares tendered in payment were acquired other than through the exercise of a stock option granted by the Company or (ii) the Shares tendered in payment were acquired through the exercise, on such date(s) as shall be recited in such statement (which date(s) shall be not less than six (6) months prior to the date of tender), of stock option(s) granted by the Company.

         (f) Delivery of Already Owned Shares. Where the person exercising an Option elects to use already owned Shares in full or partial payment of the exercise price and/or related withholding taxes, the Committee may, in its sole discretion, accept, in lieu of physical delivery of the stock certificates evidencing such Shares, such constructive delivery of such Shares as may be satisfactory to the Committee.

    10.  METHOD OF EXERCISE.

         (a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee and as permitted under the Plan. An Option may not be exercised for a fraction of a Share. In order to exercise an Option, the person or persons entitled to exercise it shall deliver to the Company written notice of the number of Shares with respect to which the Option is being exercised, accompanied by payment in full of the aggregate price for the Shares so to be acquired. To constitute an effective exercise of an Option, such notice and payment shall be addressed to the attention of the Treasurer of the Company and must be received at the principal executive office of the Company (i) with respect to an Option that is terminated for "Misconduct" (as defined below) pursuant to Paragraph (b) of this Section 10 or for "Prohibited Conduct" (as defined in Section 16(a)) pursuant to
    Section 16(a), prior to the time of the occurrence of the event constituting such Misconduct or Prohibited Conduct or (ii) with respect to any other Option, by 5:00 p.m., local time, on the date of expiration or termination of the Option. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends nor any other rights as a stockholder shall exist with respect to the Optioned Stock notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 12.

         Exercise of an Option shall result in a decrease in the number of Shares which thereafter shall be available for sale under such Option by the number of Shares as to which the Option is exercised, including any Shares withheld from the Shares to be issued pursuant to such exercise to cover the exercise price and/or related withholding taxes.

         (b) Termination of Employment. Except as may otherwise be specified by the Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, upon the termination of an Optionee's Continuous Employment (other than by reason of the Optionee's death, disability or retirement), he may exercise his Option (to the extent that he was entitled to exercise it at the time of such termination of employment) until the earlier of (i) the date thirty (30) days (or such longer period of time as is determined by the Committee in its sole discretion at the time of such termination of employment, provided that if the Committee intends that a particular Option continue to qualify as a Tax Qualified Option, the Committee will have to observe such restrictions as may be imposed by applicable tax laws on the post-termination period within which a Tax Qualified Option may be exercised if it wishes to ensure that any post-termination exercise of such Option is made only within the period permitted by such laws) after the effective date of the termination of his employment or (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates; provided, however, that if the Optionee is terminated by the Company for Misconduct, then such Option shall terminate effective as of the time of the conduct constituting such Misconduct. As used in this Plan, "Misconduct" means that the Optionee has engaged in Prohibited Conduct, committed an act of embezzlement, fraud or theft with respect to the property or business of the Company or a Subsidiary or deliberately disregarded the rules of the

    Company or a Subsidiary in such a manner as to cause material loss, damage or injury to or otherwise endanger the property, reputation, employees or business prospects of the Company or a Subsidiary. The Committee shall determine whether an Optionee's employment was terminated by reason of Misconduct. In making such determination, the Committee may, but shall not be required to, give the Optionee an opportunity to be heard and to present evidence on his behalf.

         (c) Death of Optionee. Except as may otherwise be specified by the Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, upon the death of an
    Optionee:

              (i) who is at the time of his death in the employ of the Company or a Subsidiary and who shall have been in Continuous Employment since the date of grant of the Option, the Option may be exercised (to the extent the Optionee would have been entitled to do so had he continued living and terminated employment six (6) months after the date of death) by his Successor until the earlier of (A) the date six (6) months (or, if the Committee intends that a particular Option qualify as a Tax Qualified Option, such lesser period of time within which the applicable tax laws may require that the Option be exercised in order for such Option so to qualify) following the date of the Optionee's death or (B) the expiration date of such Option, and the Option shall terminate on the earlier of such dates; or

              (ii) within one (1) month after the termination of Continuous Employment other than termination by the Company or a Subsidiary for Misconduct or due to disability, the Option may be exercised (to the extent the Optionee was entitled to do so at the date of termination of Continuous Employment) by his Successor until the earlier of
         (A) the date six (6) months following the date of the Optionee's death (or, if the Committee intends that a particular Option qualify as a Tax Qualified Option, such lesser period of time within which the applicable tax laws may require that the Option be exercised in order for such Option so to qualify) or (B) the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

         (d) Disability of Optionee. Except as may otherwise be specified by the Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, if an Optionee's Continuous Employment terminates due to optionee having become permanently and totally disabled within the meaning of Section 23(e)(3) of the Code ("disability"), the Option may be exercised (to the extent the Optionee was entitled to do so as of the effective date of the termination of Optionee's directorship by reason of such disability) until the earlier of (i) the date one (1) year after the effective date of such termination of his employment or (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

         (e) Retirement of Optionee. Except as may otherwise be specified by the Committee in its sole discretion at the time of grant thereof and reflected in the Option Agreement evidencing such Option, if an Optionee's Continuous Employment terminates by reason of (A) his retirement at any age entitling him to benefits under the provisions of any retirement plan of the Company or any Subsidiary in which such Optionee participates; or (B) retirement at any time after attaining age 65 (whichever circumstance is applicable constituting "retirement"), the Option may be exercised (to the extent the Optionee shall be entitled to do so as of the effective date of the termination of his employment by reason of such retirement) until the earlier of (i) the date three (3) months after the effective date of the termination of his employment or (ii) the expiration date of such Option, and the Option shall terminate on the earlier of such dates.

    11. NONTRANSFERABILITY OF OPTIONS. Options may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Optionee except at death by will or by the laws of descent and distribution and may be exercised during the life of the Optionee only by the Optionee. No lien, obligation or liability of an Optionee or a Successor shall attach to or otherwise encumber the right and interest of such Optionee or Successor in and to any Options outstanding under the Plan.

    12.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

         (a) Adjustments, in general. Subject to the provisions of Paragraph (b) of this Section 12 and to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which due to the expiration, lapse, cancellation, surrender, forfeiture or other termination of a stock option under this Plan or the Predecessor
    Plan are again available for grant, as well as the price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued and outstanding Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of Shares or any other increase or decrease in the aggregate number of issued and outstanding Shares effected without receipt of consideration by the Company; provided, however, that the issuance of Shares pursuant to the conversion or exchange of any securities of the Company convertible into or exchangeable for Shares shall not be deemed to have been "effected without receipt of consideration." Any fractional Shares which would otherwise result from any such adjustments shall be eliminated either by deleting all fractional Shares or by appropriate rounding to the next higher (fractions of one-half or more) or lower (fractions of less than one-half) whole Share. All such adjustments shall be made by the Board in its sole discretion. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into or exchangeable for shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made to, the number of or exercise price for Shares subject to an Option.

         In the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise then be exercisable.

         Subject to the provisions of Paragraph (b) of this Section 12, in the event of a sale of all or substantially all of the assets of the Company, or the merger or consolidation of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board, in the exercise of its sole discretion, determines that, in lieu of such assumption or substitution, the Optionee shall have the right to exercise the Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise then be exercisable. If in the event of a merger, consolidation or sale of assets the Board makes an Option fully exercisable in lieu of assumption or substitution, the Company shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

         (b) Special Adjustments upon Change in Control. In the event of a "Change in Control" of the Company (as defined in Paragraph (c) of this Section 12), unless otherwise determined by the Board in its sole discretion prior to the occurrence of such Change in Control, the following acceleration and valuation provisions shall apply:

              (i) Any Options outstanding as of the date of such Change in Control that are not yet fully vested on such date shall become fully vested; and

              (ii) The value of all outstanding Options, measured by the excess of the "Change in Control Price" (as defined in Paragraph (d) of this Section 12) over the exercise price, shall be cashed out. The cash out proceeds shall be paid to the Optionee or, in the event of death of an Optionee prior to payment, to his Successor.

         (c)  Definition of "Change in Control".  For purposes of this
    Section 12, a "Change in Control" means the happening of any of the following:

              (i) When any "person," as such term is used in Sections 13(d) and 14(d) of the Act (other than the Company, a Subsidiary or a Company or Subsidiary employee benefit plan, including any trustee of such a plan acting as trustee) becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated by the Commission under the Act, as adopted and amended from time to time and as interpreted by formal or informal opinions of, and releases published or other interpretive advice provided by, the Staff of the Commission), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company's then outstanding securities; or

              (ii) The consummation of a transaction requiring stockholder approval and involving the sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation.

         (d)  Definition of "Change in Control Price".  For purposes of this
    Section 12, "Change in Control Price" shall be, as determined by the Board,
    (i) the highest closing sale price of a Share, as reported by the NASDAQ National Market, any stock exchange on which the Shares are listed or any other recognized securities market on which the Shares are traded, at any time within the sixty (60) day period immediately preceding the date of the Change in Control (the "Sixty-Day Period"), or (ii) the highest price paid or offered, as determined by the Board, in any bona fide transaction or bona fide offer related to the Change in Control, at any time within the Sixty-Day Period.

    13. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of such determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.

    14. OPTION AGREEMENTS. As a condition to the effectiveness of each grant of an Option under this Plan, the Optionee shall enter into a written Option Agreement in such form as may be authorized by the Committee from time to time. Subject to the provisions of Section 20(a), each such Option Agreement shall contain such provisions as are required by the terms of this Plan and may contain such additional provisions not inconsistent with the terms of this Plan as the Committee in its sole discretion may from time to time authorize. Each Option Agreement evidencing an Option granted to a Section
16 Person shall also provide for such minimum waiting period from the date of grant before the Option may be exercised, and such minimum holding period from the date of the acquisition of Shares upon exercise of an Option for which such Shares must be held before making any disposition of such Shares, as may be required by Rule 16b-3.

    15. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable Securities Law Requirements and all other applicable provisions of law, including, without limitation, any applicable state "blue sky" laws and foreign (national and provincial) securities laws and the rules and regulations promulgated under any of such laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

    As a condition to the exercise of an Option or the issuance of Shares upon exercise of an Option, the Company may require the person exercising such Option to make such representations and warranties to the Company as may be required, in the opinion of counsel for the Company, by any of the aforementioned Securities Law Requirements and other laws, which may include, without limitation, representations and warranties that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

    The Company shall not have any liability to any Optionee in respect of any delay in the sale or issuance of Shares hereunder until the Company is able to obtain authority from any governmental authority (domestic or foreign) or self-regulatory organization having jurisdiction thereover, which authority is deemed by the Company's counsel to be necessary to the lawful sale and issuance of such Shares, or any failure to sell or issue such Shares as to which such requisite authority the Company is unable to obtain.

    16.  FOREFEITURE OF OPTIONS AND REALIZED BENEFITS.

         (a) Loss of Unexercised Options. If an Optionee holding an outstanding Option, without the written consent of the Company as authorized by the Committee in its sole discretion, engages in any of the following conduct (any such conduct being referred to as "Prohibited Conduct") at any time during the period beginning on the date the Optionee first entered the employ of the Company or a Subsidiary and continuing for so long as any portion of such Option remains outstanding and unexercised (the "Grant Period"):

              (i) rendering services for any organization or engaging directly or indirectly in any business which, in the sole judgment of the Committee, is or becomes competitive with the Company or a Subsidiary, or where such rendering of services or engaging in business, in the sole judgment of the Committee, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or a Subsidiary; provided that the ownership of a not more than ten percent (10%) equity interest in any organization or business whose equity is listed on a recognized securities exchange or traded over-the-counter shall not constitute Prohibited Conduct within the meaning of this Subparagraph (i);

              (ii) disclosing to anyone outside the Company or any Subsidiary, or use in other than the business of the Company or any Subsidiary, any confidential or proprietary information relating to the business of the Company or any Subsidiary, acquired by the Optionee either during or after employment with the Company or a Subsidiary;

              (iii) except as may otherwise be permitted by any agreement otherwise made by the Company or a Subsidiary with the Optionee, failing to disclose fully and promptly in writing and assign to the Company or to the

         Subsidiary by which the Optionee is or was employed all right, title and interest in any discovery, invention, process, method, improvement or idea, whether or not patentable or subject to copyright protection and whether or not reduced to tangible form or reduced to practice, made or conceived by such person during employment by the Company or such Subsidiary, relating in any manner to the actual or contemplated business, research or development work of the Company or such Subsidiary or to do anything reasonably necessary to enable the Company or such Subsidiary to secure a patent, copyright or similar protection in the United States of America and/or in foreign countries as the Company or such Subsidiary may elect; or

              (iv) inducing or attempting to induce any customer or supplier of the Company or a Subsidiary to breach any contract with the Company or a Subsidiary or otherwise terminate its relationship with the Company or a Subsidiary;

    then the Committee shall have the right, upon determining that the Optionee has engaged in any Prohibited Conduct at any time during the Grant Period (in making such determination, the Committee may, but shall not be required to, give the Optionee an opportunity to be heard and to present evidence on his behalf), to declare the Option forfeited and canceled effective as of the time of the conduct constituting such Prohibited Conduct.

         (b) Optionee Certification upon Exercise. Each time an Optionee exercises an Option, the Optionee shall be deemed to certify to the Company that such Optionee did not, without the written consent of the Company as authorized by the Committee in its sole discretion, engage in any Prohibited Conduct at any time during the period beginning on the date the Optionee first entered the employ of the Company or a Subsidiary and ending on the date of such exercise (the "Pre-Exercise Period").

         (c) Loss of Realized Benefits. In the event that the Committee determines with respect to a particular exercise of an Option that the Optionee engaged in any Prohibited Conduct at any time during the Pre-Exercise Period or within one (1) year after such exercise (in making such determination, the Committee may, but shall not be required to, give the Optionee an opportunity to be heard and to present evidence on his behalf), such Optionee shall be liable to the Company (i) to the extent such Optionee has, prior to his receipt of the "Forfeiture Notice" (as defined below), disposed of the Shares acquired through such exercise, for payment to the Company of an amount in cash equal to the excess of (A) the net cash proceeds from such disposition (or if such Shares were disposed of other than for cash, the aggregate Fair Market Value of such Shares as of the date of disposition) over (B) that portion of the sum of the cash and the aggregate Fair Market Value as of the exercise date of any already owned Shares used by the Optionee to pay the exercise price for such Shares (such sum being referred to as the "Exercise Payment") which is allocable to the Shares disposed of in the proportion that such number of Shares bears to the total number of Shares issued pursuant to such Option exercise and
    (ii) to the extent such Optionee still owns at the time he receives the Forfeiture Notice the Shares acquired through such exercise, at the option of the Committee, either (A) for the return of such Shares to the Company in exchange for a cash refund from the Company to such Optionee in an amount equal to that portion of the Exercise Payment which is allocable to the Shares still owned in the proportion that such number of Shares bears to the total number of Shares issued pursuant to such Option exercise (such portion being referred to as the "Retained Shares Exercise Payment") or (B) for payment to the Company of an amount in cash equal to the excess of the aggregate Fair Market Value as of the exercise date of the Shares still owned over the Retained Shares Exercise Payment.
    To enforce such liability against such Optionee, the Committee shall notify the Optionee thereof in writing within three (3) years of the date of the affected Option exercise, which notice (the "Forfeiture Notice") shall include a statement of the form of payment which the Committee has elected to receive from the Optionee with respect to Shares still owned by the Optionee. Within ten (10) days after receiving the Forfeiture Notice, the Optionee shall make full payment of such liability to the Company in cash, or to the extent such Optionee still owns Shares acquired through the affected exercise and the Committee elects in the Forfeiture Notice to receive such Shares, stock certificates evidencing such Shares still owned by the Optionee (duly endorsed for transfer with signature guaranteed). In the event that the Committee elects to receive, and the Optionee returns, Shares, the Company shall make the refund payment required to be made to the Optionee with respect to such Shares upon the Company's receipt of such Shares as hereinabove required.

         (d)  Cumulative Rights.  The obligation of an Optionee under this
    Section 16 to refrain from Prohibited Conduct is in addition to, and does not in any way supersede or diminish, any other obligation of such Optionee with respect to such matters which such Optionee may owe to the Company, any Subsidiary or any other person under any agreement, applicable law or otherwise (a "Similar Obligation"). Any action taken by the Company or the Committee to enforce, compromise, settle or waive the provisions of this
    Section 16 with respect to any particular event constituting Prohibited Conduct shall not in any way affect the rights of the Company, the Committee, any Subsidiary or any person against an Optionee with respect to any other event constituting Prohibited Conduct or any Similar Obligation, nor shall any action taken or failed to be taken by the Company, any Subsidiary or any other person against an Optionee to enforce, compromise, settle or waive any Similar Obligation have any effect on the rights of the Company and the Committee under this Section 16.

    17. RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

    18. EFFECTIVENESS OF PLAN. This Plan was adopted by the Board on, and shall be effective as of, August 27, 1990, subject to the approval hereof by the vote of the Company's stockholders required therefor by the Delaware General Corporation Law and applicable Securities Law Requirements within one (1) year of the date of adoption by the Board, which approval was obtained at the Annual Meeting of such stockholders held October 18, 1990. The Board has subsequently approved increases in the number of Authorized Shares and, with respect to the increases by the 1995 Authorized Shares and the 1997 Authorized Shares, certain related amendments to this Plan subject to and which received such required approval of the Company's stockholders at the Annual Meetings thereof held August 19, 1992, August 19, 1994, August 31,
1995 [and (upon approval by the Company's stockholders of the 1997 Amendments to this Plan as described in the Proxy Statement in connection with which this Plan is being provided to the Commission) September 10, 1997]. The Plan shall continue in full force and effect until (i) terminated by resolution of the Board or (ii) both (A) all Options granted under the Plan have been exercised in full and (B) no Authorized Shares remain available for the granting of additional Options. The termination of the Plan shall not affect Options already granted, which Options shall remain in full force and effect in accordance with their respective terms as if this Plan had not been terminated.


    19. AMENDMENT OF PLAN AND OUTSTANDING OPTIONS. The Board may, in its sole discretion, amend the Plan from time to time, provided that any amendment which Rule 16b-3 or any other Securities Law Requirement requires be approved by the stockholders of the Company shall be made only with the approval of such stockholders. Amendments to the Plan shall apply prospectively to all Options then outstanding under the Plan, except in the case of any amendment which is adverse to an Optionee, in which case the amendment shall apply with respect to the outstanding Options held by the adversely affected Optionee only upon the consent of such Optionee to such amendment. In exercising its authority under
Section 4(b)(v) to amend outstanding Options, the Committee likewise may make an amendment which adversely affects the Optionee only upon the consent of such Optionee to such amendment. Notwithstanding the provisions of this Section 19, the consent of the Optionee shall not be required with respect to an amendment to the Plan or to any outstanding Option which is made in order to comply with Securities Law Requirements or which causes a Tax Qualified Option no longer to qualify as such.

    20.  GENERAL PROVISIONS.

         a. Grants to Foreign Employees. Notwithstanding any other provision of this Plan to the contrary but subject to applicable Securities Law Requirements and tax laws, to the extent deemed necessary or appropriate by the Committee in its sole discretion in order to further the purposes of the Plan with respect to Employees who are foreign nationals and/or employed outside the United States of America, an Option granted to any such Employee may be on terms and conditions different from those specified in this Plan in recognition of the differences in the laws, tax policies and customs applicable to such an Employee, without the necessity of the Plan being amended to provide for such different terms and conditions.

         b. Nature of Benefits. Benefits realized by an Optionee under this Plan or any Option granted hereunder shall not be deemed a part of such Optionee's regular, recurring compensation for purposes of the termination, indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any other employee benefit plan or similar arrangement provided to such Optionee by the Company or a Subsidiary unless expressly so provided by such other plan or arrangement, or except where the Committee expressly determines in its sole discretion that an Option or portion thereof should be so included in order accurately to reflect competitive compensation practices or to recognize that an Option has been granted in lieu of a portion of competitive annual cash compensation.

         (c) Determination of Deadlines. If any day on or before which action under this Plan or any Option granted hereunder must be taken falls on a Saturday, Sunday or Company-recognized holiday, such action may be taken on the next succeeding day which is not a Saturday, Sunday or Company-recognized holiday; provided, however, that the provisions of this Paragraph (c) shall not apply to, and shall not extend the time for exercise of, any Option which is terminated for Misconduct pursuant to
    Section 10(b) or for Prohibited Conduct pursuant to Section 16(a).

         (d) Governing Law. To the extent that federal laws (such as the Act or the Code) or the Delaware General Corporation Law do not otherwise control, this Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Ohio and construed accordingly.

         (e) Gender and Number. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.

         (f) Captions. The captions contained in this Plan are for convenience of reference only and do not affect the meaning of any term or provision hereof.


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